Exhibit 99.1

HOME BANCSHARES, INC. 401(k)

AND EMPLOYEE STOCK OWNERSHIP PLAN

HOME BANCSHARES, INC. 401(k)

AND EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1
1.01	Accounts	1
1.02	Acquisition Indebtedness	1
1.03	Administrative Committee	1
1.04	Allocation Date	1
1.05	Beneficiary	1
1.06	Board of Directors	1
1.07	Code	1
1.08	Compensation	1
1.09	Direct Rollover	3
1.10	Disability	3
1.11	Effective Date	3
1.12	Eligible Retirement Plan	3
1.13	Employee	3
1.14	Eligible Rollover Distribution	3
1.15	Employer	3
1.16	Employer Stock	3
1.17	ERISA	3
1.18	ESOP Accounts	3
1.19	Fair Market Value	3
1.20	Fiscal Year	4
1.21	General Investment Account	4
1.22	Highly Compensated Employee	4
1.23	Hour of Service	4
1.24	In-Plan Roth Transfer	5
1.25	In-Plan Roth Transfer Account	5
1.26	Investment Fund	5
1.27	Investment Manager	5
1.28	Leased Employee	5
1.29	Non Highly Compensated Employee	5
1.30	Normal Retirement Date	5
1.31	One Year Break in Service	5
1.32	Participant	6
1.33	Participating Employer	6
1.34	Plan	6
1.35	Plan Year	6
1.36	Qualified Military Service	6
1.37	Qualified Non-Elective Contribution	6
1.38	Spouse	6
1.39	Trust	6
1.40	Trustee	6
1.41	Valuation Date	6
1.42	Year of Service	6

ARTICLE II. ELIGIBILITY		6
2.01	Eligible Employees	6
2.02	Eligible and Non-Eligible Class	7
2.03	Employee Information	7

i

ARTICLE III. PARTICIPATION		7
3.01	Continuous Participation	7
3.02	Election Not to Participate	7

ARTICLE IV. EMPLOYER CONTRIBUTION AND ACQUISITION INDEBTEDNESS		7
4.01	Employer Profit Sharing Contribution	7
4.02	Time of Payment of Employer Profit Sharing Contribution	7
4.03	Acquisition Indebtedness	7
4.04	Elective Deferral Contribution	8
4.05	Roth Elective Deferral Contribution	9
4.06	Catch-Up Contributions	9
4.07	Time of Payment of Elective Deferral Contribution	9
4.08	Special Nondiscrimination Limitation on Elective Deferral Contributions	9
4.09	Distribution of Excess Contributions	11
4.10	Matching Contributions	13
4.11	Special Nondiscrimination Test for Matching Contributions	13
4.12	Distribution of Excess Aggregate Contributions	15
4.13	Contributions for Exclusive Benefit of Employees	16
4.14	Permanency of Plan	16
4.15	Additional Contributions and Expenses	16
4.16	Limitation Upon Annual Employer Contribution	16

ARTICLE V. VOLUNTARY CONTRIBUTIONS		16
5.01	No Voluntary Contributions	16

ARTICLE VI. ALLOCATION OF CONTRIBUTIONS		17
6.01	Participant Accounts	17
6.02	Allocation of Employer Profit Sharing Contributions	17
6.03	Allocation Procedures for Acquisition Indebtedness	17
6.04	Minimum Service Requirement	18
6.05	Maximum Allocations to Accounts	18
6.06	Definition of Compensation for Purposes of Code Section §415	19
6.07	Excess Contributions	20
6.08	Limitation on Electing Shareholder	20
6.09	Inclusion of Ineligible Employee	21
6.10	Contributions for Certain Servicemen on Military Leave	21
6.11	Prohibited Allocations of Employer Stock in an S Corporation to Certain Disqualified Persons	21

ARTICLE VII. DISTRIBUTION TO PARTICIPANTS		23
7.01	Benefits Payable in Cash or Employer Stock	23
7.02	Vesting	23
7.03	Commencement of Distribution of Vested Account	23
7.04	Form of Distribution of Accounts	25
7.05	In-Plan Roth Transfer	25
7.06	Hardship Distributions	25
7.07	Designation of Beneficiaries	26
7.08	Tax Withholding	26
7.09	Early Distribution to Participants	27
7.10	Minimum Distribution Requirements	27
7.11	Survivor Rights	31

ARTICLE VIII. LOANS TO PARTICIPANTS		31
8.01	Participant Loans Program	31

ARTICLE IX. CREATION AND ADMINISTRATION OF TRUST		33
9.01	Declaration of Trust	33
9.02	Allocations	33

9.03	Exclusive Benefit of Participants	33
9.04	Investment Funds	33
9.05	Participant Direction	34
9.06	Dividends of Employer Stock	34
9.07	Title to Investments	35
9.08	General Powers of Trustee	35
9.09	Trust Records	36
9.10	Annual Trust Report	36
9.11	Distributions from Trust	37
9.12	Written Communications and Instructions	37
9.13	Administrative Expenses	37
9.14	Liability of Trustee	37
9.15	Irrevocable Trust	38
9.16	Appointment of Successor Trustee	38
9.17	Resolution of Controversies	38
9.18	Allocation of Fiduciary Responsibility	38

ARTICLE X. ACCOUNTING PROCEDURE		38
10.01	Trust Investments	38
10.02	Trust Valuation	38
10.03	Accounting for Forfeitures	39
10.04	Tax Basis of Distributed Stock	40
10.05	Lost Participant or Beneficiary	40

ARTICLE XI. VOTING EMPLOYER STOCK		41
11.01	Voting Employer Stock Held In Trust	41

ARTICLE XII. PLAN ADMINISTRATION		41
12.01	Administrative Committee	41
12.02	Administrative Committee Action	41
12.03	Powers and Duties of the Administrative Committee	41
12.04	Information to be Submitted to the Administrative Committee	42
12.05	Delegation of Fiduciary Responsibility	42
12.06	Administrative Committee Indemnification	42
12.07	Notices, Statements, and Reports	43

ARTICLE XIII. AMENDMENT, TERMINATION, MERGER, OR CONSOLIDATION		43
13.01	Amendment	43
13.02	Termination	43
13.03	Retroactive Amendments	43
13.04	Merger or Consolidation With Another Plan	43
13.05	Changes in Vesting Schedule	43

ARTICLE XIV. CLAIM FOR BENEFITS		44
14.01	Filing of Claims	44
14.02	Appeals Procedure	44
14.03	Disability Determination	45
14.04	Limitations on Legal Actions	48

ARTICLE XV. PARTICIPATION - OTHER EMPLOYERS		48
15.01	Other Participating Employers	48
15.02	Transfer among Employer	48
15.03	Service with Employer	48
15.04	Definition of Related Employer	49

ARTICLE XVI. MISCELLANEOUS		49
16.01	Effect on Employment Status	49
16.02	Assignments	49
16.03	Assignments Pursuant to Divorce	49
16.04	Indemnification	49

ARTICLE XVII. SPECIAL TOP HEAVY RULES		50
17.01	Contingent Top Heavy Provisions	50
17.02	“Top Heavy” Plan Defined	51

ARTICLE XVIII. PORTABILITY OF BENEFITS		52
18.01	Portability of Benefits Permitted	52
18.02	Transfer of Benefits to Trust	52
18.03	Portability Rules	52
18.04	Rollover By A Non-Spouse Beneficiary	53

ARTICLE XIX. INTERPRETATION AND CONSTRUCTION		54
19.01	Construction of Plan Provisions	54
19.02	Uniform Application of Plan	54
19.03	Severability of Plan Provisions	54
19.04	Interpretation of Gender and Number	54

ARTICLE XX. NON-ESOP PORTION OF THE PLAN		54
20.01	Non-ESOP Portion	54
20.02	Transfers from ESOP to Non-ESOP Portion of Plan	54
20.03	Income Taxes	55

HOME BANCSHARES, INC. 401(k)

AND EMPLOYEE STOCK OWNERSHIP PLAN

The purpose of this Plan is to provide eligible Employees an opportunity to further their financial independence and provide for their future needs by systematically deferring and investing a portion of their income, supplemented by contributions of the Employer. The Plan is intended to incorporate a cash or deferred arrangement under Code §401(k) and an Employee Stock Ownership Plan under Code §4975(e)(7), and the provisions hereof shall be interpreted accordingly. The ESOP Accounts are designed to invest primarily in Employer Stock. The Employer is currently operating as a “C” Corporation. This Plan is effective January 1, 2019.

ARTICLE I. DEFINITIONS

The following words and phrases, as used in this document, shall have the meaning hereinafter set forth unless a different meaning is plainly required by the context. In the interpretation of this instrument the masculine shall include the feminine gender and the singular shall include the plural.

1.01 Accounts means the Participant’s interest in the Plan. The Accounts shall consist of an Elective Deferral Account (General Investment Account), an Elective Deferral Account (ESOP Account), a Roth Elective Deferral Account (General Investment Account), a Roth Elective Deferral Account (ESOP Account), a Matching Contribution Account (General Investment Account), Matching Contribution Account (ESOP Account), an Employer Profit Sharing Contribution Account (General Investment Account), an Employer Profit Sharing Contribution Account (ESOP Account), a Rollover Account (General Investment Account), a Rollover Account (ESOP Account), In-Plan Roth Transfer Account (General Investment Account), In-Plan Roth Transfer Account (ESOP Account), and any other ESOP or General Investment Account created under the Plan for the benefit of the Participant’s interest in the Plan.

1.02 Acquisition Indebtedness means a loan incurred for the purpose of acquiring Employer Stock.

1.03 Administrative Committee means the Administrative Committee appointed pursuant to Paragraph 12.01 to administer the Plan.

1.04 Allocation Date means the last day of the Plan Year.

1.05 Beneficiary means any individual or legal entity entitled to receive any survivor or death benefit which may be payable under the Plan with respect to a Participant or former Participant pursuant to Paragraph 7.07 of the Plan.

1.06 Board of Directors means the board of directors of Home BancShares, Inc.

1.07 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.08 Compensation means the amounts described in this Paragraph 1.08. Compensation shall include only that compensation which is actually paid to the Employee during the Plan Year. Compensation shall include the following:

(a)

The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c).

(b)

In the case of an Employee who is Self-Employed (within the meaning of Code §401(c)(1) and regulations promulgated thereunder), the Employee’s Earned Income (within the meaning of Code §401(c)(1) and regulations promulgated thereunder), plus amounts deferred at the election of such Employee that would be includible in gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(c)	Amounts described in Code §§104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

(d)

Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217.

(e)

The value of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(f)	The amount includible in the gross income of an Employee upon making the election described in section Code §83(b).

(g)	Amounts that are includible in the gross income of an Employee under the rules of Code §409A or §457(f)(1)(A) or because the amounts are constructively received by the Employee.

Compensation shall not include the following:

(a)

Contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(b)

Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (as described in Code §83 and the regulations promulgated thereunder).

(c)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. §1.421-1(b)).

(d)

Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125).

(e)	Other items of remuneration that are similar to any of the items listed in subparagraphs (a) through (d) above.

The annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $280,000, as adjusted for increases in the cost of living in accordance with Code §401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other twelve (12) month period over which Compensation is otherwise determined under the Plan (the “Determination Period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year. This definition of Compensation shall include Post Severance Compensation as defined in Paragraph 6.06(b) of the Plan.

An individual receiving a differential wage payment, as defined by Code §3401(h)(2), will be treated as an Employee of the Employer making such payment and the differential wage payment shall be treated as Compensation. The Plan will not be treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any benefit which is based on the differential wage payments. However, the prior sentence only applies if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)(A)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

1.09 Direct Rollover means a direct rollover, which is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.10 Disability means the Participant has been deemed disabled by the Social Security Administration and thus such Participant is eligible to receive benefits under the Social Security Act.

1.11 Effective Date of the Plan means January 1, 2019, except as otherwise set forth in this Plan document.

1.12 Eligible Retirement Plan means a plan described in Paragraph 18.03(c).

1.13 Employee means any person who performs duties in the capacity of a common law employee of the Employer. The determination of a person’s employment status shall be made by the Employer in accordance with such Employer’s standard employment practices, which shall be non-discriminatorily applied and communicated to its Employees.

The term Employee shall include any Employee of a member corporation of a controlled group of corporations (within the meaning of Code §414(b)) or of an affiliated service group (within the meaning of Code §414(m)) of which the Employer is a member, or of a member of an incorporated or unincorporated employer under common control with the Employer (within the meaning of Code §414(c)) and any other entity required to be aggregated with the Employer pursuant to Code §414(o) and the regulations thereunder. The term Employee shall also include any Leased Employee deemed to be an Employee of any employer described in the previous sentence as provided in Code §§414(n) or (o).

1.14 Eligible Rollover Distribution means a distribution described in Paragraph 18.03(d).

1.15 Employer means Home BancShares, Inc., and such other Participating Employers as adopt this Plan pursuant to Article XV (the current Participating Employers are listed on Exhibit “A” to the Plan).

1.16 Employer Stock means Home BancShares, Inc. common stock issued by the Employer that has a combination of voting power and dividend rights equal to or in excess of: (a) that class of common stock of the Employer having the greatest voting power, and (b) that class of common stock of the Employer having the greatest dividend rights. For purposes of this paragraph, “Employer” includes a corporation that is a member of the same controlled group within the meaning of Code §409(l)(4).

1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.18 ESOP Accounts means the portion of the Accounts invested in Employer Stock.

1.19 Fair Market Value means the closing market price of the Employer Stock on the New York Stock Exchange as of the date the Fair Market Value is determined or, if the New York Stock Exchange is closed, the closing market price on the immediately preceding trading day.

1.20 Fiscal Year means the accounting period of the Employer for tax purposes which ends on December 31.

1.21 General Investment Accounts means the portion of the Accounts of each Participant in the Plan representing the assets, other than Employer Stock, which are allocated to the Participant as provided in Article VI.

1.22 Highly Compensated Employee shall mean an Employee who: (1) was a 5 percent owner (as defined in Code §416(i)(1)) at any time during the Plan Year or the preceding Plan Year, or (2) had Compensation in excess of $125,000 for the preceding Plan Year. The $125,000 amount shall be adjusted after the 2019 Plan Year for increases in the cost of living pursuant to Code §414(q)(1) at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996.

1.23 Hour of Service shall mean:

(a)

Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)

Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this Paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Paragraph shall be calculated and credited pursuant to Section 2530.200b 2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference;

(c)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(d)

Where the Employer maintains the Plan of a predecessor Employer, hours of service for such predecessor Employer shall be treated as hours of service for the Employer. However, service with a predecessor Employer shall be counted only if service continued without interruption.

(e)

For purposes of vesting and meeting the minimum eligibility service requirement and for all other purposes of this Plan, all Hours of Service completed as a leased individual required to be considered as an employee of the Employer (under Code §414(n)) or completed with members of a controlled group of corporations (as defined in Code §414(b)), trades, or businesses (whether or not incorporated) under common control (as defined in Code §414(c)) or an affiliated service group (as defined in Code §414(m)) shall be credited, and all employees of such members shall be treated as employed by a single employer. Hours of Service will be credited for employment with any entity required to be aggregated with the Employer pursuant to Code §414(o) and the regulations thereunder, as well as for service performed for the Employer which is to be treated as service by an employee for purposes of this Plan under Code §414(n) relating to leased employees or Code §414(o) and the regulations thereunder.

(f)

For purposes of determining whether a One Year Break in Service has occurred an Hour of Service shall be granted for each hour which would otherwise have been credited to a Participant but for such Participant’s absence from work for any period due to (a) the pregnancy of Participant, (b) the birth of a child of the Participant, (c) the placement of a child with the Participant in connection with the adoption of the child by Participant, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement. In any case where there cannot be determined the Hours of Service which normally would have been credited to a Participant but for such absence from work, eight (8) Hours of Service shall be credited per day of such absence. In no event, however, shall the total number of hours treated as Hours of Service due to this subparagraph exceed 501 hours. This subparagraph will apply only to the first Plan Year in which its application is necessary to prevent a One Year Break in Service from occurring. No Hours of Service shall be credited pursuant to this subparagraph unless the Participant furnishes to the Administrative Committee such timely information as may reasonably be required to establish that the absence from work is due to a reason which is covered under this subparagraph and the number of days for which there was such an absence.

1.24 In-Plan Roth Transfer means an amount not less than $1,000 that a Participant elects to transfer from an Account that is 100% vested, other than a Roth Elective Deferral Account, into an In-Plan Roth Transfer Account, in accordance with Code §402(c)(4)(E).

1.25 In-Plan Roth Transfer Account means the Account to which the Trustee shall credit In-Plan Roth Transfers. Within the In-Plan Roth Transfer Account, separate subaccounts shall be established and maintained based on the source of the In-Plan Roth Transfer. Each subaccount within the In-Plan Roth Transfer Account shall remain subject to the rights and restrictions (specifically with respect to the distribution, withdrawal and investment of such subaccount) the same as if it were accounted for in the source Account of such subaccount under the terms of the Plan.

1.26 Investment Fund means each of the investment fund or funds selected by the Administrative Committee pursuant to Paragraphs 9.04 and 9.05.

1.27 Investment Manager means any person, firm or corporation who is a registered investment adviser under the Investment Advisers Act of 1940, a bank or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

1.28 Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (i) such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code §415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code §§125, 402(e)(3), 402(h)(1)(B) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient’s non-highly compensated workforce.

1.29 Non Highly Compensated Employee shall mean an Employee of the Employer who is not considered a Highly Compensated Employee as defined in Paragraph 1.20.

1.30 Normal Retirement Date means the first day of the month on or after the later of: (i) the date the Participant attains age 62 or (ii) completes five Years of Service. A Participant shall be fully vested in his Account as of his Normal Retirement Date if employed by the Employer on such date. If a Participant continues in employment after his Normal Retirement Date, he shall continue to participate in the Plan until he actually retires.

1.31 One Year Break in Service means a Plan Year during which a Participant is not credited with more than 500 Hours of Service.

1.32 Participant means an Employee of the Employer eligible to participate in the Plan pursuant to Paragraph 2.01 and who has not yet received a complete distribution of his vested Account. Notwithstanding any provision to the contrary, an individual who is classified by the Employer as an independent contractor, as evidenced by its failure to withhold taxes from his compensation, even if the individual is in fact the Employer’s common-law employee, shall not be a Participant.

1.33 Participating Employer means a company that has adopted this Plan pursuant to Article XV (the current Participating Employers are listed on Exhibit “A” to the Plan).

1.34 Plan means the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan which is intended to constitute two types of plans qualified under Code §401, as follows:

(a)	a profit sharing plan which consists of the portion of the Accounts not invested in Employer Stock; and

(b)

a stock bonus plan which constitutes an Employee Stock Ownership Plan as defined under Code § 4975(e)(7) (“ESOP”) and which consists of the portions of the Accounts invested in Employer Stock. The ESOP portion of the Plan is comprised exclusively of the ESOP Accounts.

1.35 Plan Year means the twelve consecutive month period beginning on January 1 and ending on December 31. The limitation year for purposes of Code §415 shall coincide with the Plan Year.

1.36 Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to Qualified Military Service shall be provided in accordance with Code §414(u) and the Uniformed Servicemen’s Employment and Reemployment Rights Act of 1994 (“USERRA”). In addition, the survivors of any Participant who dies on or after January 1, 2007, while performing Qualified Military Service are entitled to any additional benefits (other than contributions relating to the period of Qualified Military Service, but including vesting service for such period and any ancillary life insurance or other survivor benefits) that would have been provided under the Plan had the Participant resumed employment on the day preceding the Participant’s death and then terminated employment on account of death.

1.37 Qualified Non-Elective Contribution means contributions as described in Paragraph 4.09.

1.38 Spouse or spouse as used in the Plan shall mean the person that is legally married to the Employee under the laws of the jurisdiction in which the marriage was established, as recognized by the Code and ERISA, and who is not legally separated or divorced from the Employee.

1.39 Trust means the Trust established pursuant to this Plan document or pursuant to a separate trust agreement between the Home BancShares, Inc. and the Trustee and known as the Home BancShares, Inc. 401(k)and Employee Stock Ownership Trust.

1.40 Trustee shall mean the person, people or corporation appointed by the Administrative Committee pursuant to Article IX hereof to hold and invest the assets of the Plan. The current Trustee is Centennial Trust.

1.41 Valuation Date shall mean each business day on which the New York Stock Exchange is trending.

1.42 Year of Service shall mean each twelve consecutive month period beginning on January 1 and ending on December 31, or a portion of such twelve month period, during which an Employee has not less than one thousand (1,000) Hours of Service with the Employer.

ARTICLE II. ELIGIBILITY

2.01 Eligible Employees All Employees of the Employer who have attained age 21 shall be eligible to participate in the Plan immediately upon the Eligible Employee’s date of hire.

If a Participant is eligible for only part of a year, only Compensation earned subsequent to the date the Participant is eligible shall be considered for purposes of this Plan. Notwithstanding anything contained in this Plan to the contrary, no employee of a related employer who is a member of an affiliated service group with the Employer as defined in Code §414(m) or who is a member of a controlled group of corporations, or of other employers under common control, as defined in Code §§414(b) and (c) to which the Employer belongs shall be eligible to participate in this Plan and accrue benefits under this Plan unless this Plan specifically provides that said employee shall be eligible and provided the related or affiliated employer adopts this Plan in writing.

2.02 Eligible and Non-Eligible Class. In the event a Participant is no longer a member of an eligible class of Participants and becomes ineligible to participate such Employee will participate immediately upon returning to an eligible class of Participants. In the event an Employee who is not a member of an eligible class of Participants becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.03 Employee Information. As soon as administratively feasible after the end of each Plan Year, the Employer shall furnish to the Administrative Committee, a list showing all eligible Employees, the date of employment, the date of birth, the years of service, the Compensation of each eligible Employee and the date of termination of any terminated Employee. The Administrative Committee shall make all determinations as to the eligibility of employees to participate hereunder.

ARTICLE III. PARTICIPATION

3.01 Continuous Participation. An Employee’s Participation in the Plan shall continue until terminated as a result of Normal Retirement, death or a One Year Break in Service. A Participant reemployed after a One Year Break in Service will immediately become a Participant in the Plan upon completion of one (1) Hour of Service with the Employer after the One Year Break in Service.

3.02 Election Not to Participate. Notwithstanding anything contained in this Plan to the contrary, an Employee shall have the right to file an irrevocable election with the Administrative Committee choosing to waive participation in the Plan. No election shall be permitted if the Administrative Committee determines that a discriminatory Plan coverage problem would occur or if the tax qualification of the Plan would otherwise be jeopardized.

ARTICLE IV. EMPLOYER CONTRIBUTION AND ACQUISITION INDEBTEDNESS

4.01 Employer Profit Sharing Contribution. Subject to the limitations hereunder, the Employer may, in its discretion, contribute an amount of Employer Stock and/or cash each Plan Year in such amounts as shall be determined by resolution of the Board of Directors of the Employer and, if any Acquisition Indebtedness is outstanding pursuant to Paragraph 4.03, the Employer shall contribute cash in such amounts as necessary to satisfy the maturing loan payments due during such Plan Year. The Employer Profit Sharing Contribution shall be allocated in accordance with Article VI below.

4.02 Time of Payment of Employer Profit Sharing Contribution. Employer Profit Sharing Contributions shall be paid to the Trustee for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.

4.03 Acquisition Indebtedness. The Administrative Committee may direct the Trustee to incur Acquisition Indebtedness from time to time to finance the acquisition of Employer Stock or to repay prior Acquisition Indebtedness. An installment obligation incurred in connection with the purchase of Employer Stock shall be treated as Acquisition Indebtedness. Acquisition Indebtedness shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. The Employer Stock that is purchased with Acquisition Indebtedness, or which was acquired with the proceeds of prior Acquisition Indebtedness which is being refinanced, shall be called Financed Stock. Acquisition Indebtedness may be secured by a pledge of the Financed Stock so acquired (or acquired with the proceeds of prior Acquisition Indebtedness which is being refinanced). No other Trust assets may be pledged as collateral for Acquisition Indebtedness, and no lender shall have recourse against Trust assets other than any Financed Stock remaining subject to pledge. If the lender is a party in interest under ERISA, the Acquisition Indebtedness must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Indebtedness. Any pledge of Financed Stock must provide for the release of the Employer Stock so pledged as payments on the Acquisition Indebtedness are made by the Trustee and such Financed Stock is allocated to Participants’ Accounts under Article VI. Payments of principal and/or interest on any Acquisition Indebtedness shall be made by the Trustee, as directed by the Administrative Committee, only from Employer Contributions, paid in cash to enable the Trust to repay such Acquisition Indebtedness, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on such Financed Stock whether or not allocated. Loan payments on Acquisition Indebtedness during a Plan Year must not exceed an amount equal to: (a) the sum, overall Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Acquisition Indebtedness and earnings on such Employer contributions and cash dividends, less (b) the sum of the Acquisition Indebtedness payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Acquisition Indebtedness is repaid.

The proceeds of an exempt loan (i.e. an Acquisition Indebtedness intended to qualify as an exemption form the prohibited transaction rules of Code §4975(d)(3)) must be used within a reasonable period of time after their receipt by the borrowing Plan only for any or all of the following purposes:

(a)	to acquire qualified employer securities;

(b)	to repay a loan incurred to acquire qualifying employer securities;

(c)	to repay prior exempt loan.

Acquisition Indebtedness shall satisfy the requirements under Treasury Regulation §54.4975-7 for an exempt loan, which shall include the following requirements:

(a)	the Acquisition Indebtedness must be primarily for the benefit of Participants and their Beneficiaries; and

(b)

as of the date the Acquisition Indebtedness is incurred, the interest rate on the Acquisition Indebtedness together with the price of the Employer Stock to be acquired should not be such that the assets of the Plan might be drained off as a result of such Acquisition Indebtedness.

4.04 Elective Deferral Contribution. Subject to Paragraphs 4.08 and 6.05(d), each Participant may elect (by completing and executing an election form) to make Elective Deferrals of up to the elective deferral limit set forth under Code §402(g). A Participant may make Elective Deferrals only with respect to amounts that are compensation within the meaning of Code §415(c)(3) and Treasury Regulation §1.415(c)-2. A Participant’s election to make Elective Deferrals shall not apply to Post Severance Compensation (as defined in Paragraph 6.06).

A Participant’s election will remain in effect until superseded by another election. A Participant shall designate the amount and frequency (e.g., pay period, specified pay periods, bonus payments, etc.) of his or her Elective Deferrals in the form and manner specified by the Administrative Committee. Elective Deferral elections may be terminated at any time and may be commenced or modified as of each payroll period or prior to any bonus payment. Any Elective Deferral elections in effect under the Home BancShares, Inc. 401(k) Plan shall be carried forward to this Plan and be applicable to this Plan upon the merger of such Home BancShares, Inc. 401(k) Plan into this Plan.

Notwithstanding the foregoing, no Participant shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of the limitation set forth in Code §402(g). In the case of a Participant age 50 or over by the end of the calendar year, the dollar limitation described in the preceding sentence includes the amount of Elective Deferrals that can be Catch-Up Contributions up to the dollar limit under Code §414(v). If an amount is deferred in excess of the limitation set forth in Code §402(g) and 414(v) as applicable for a calendar year, the Trustee shall distribute such excess plus any income allocable to such amount (or reduced by any loss allocable to such amount) no later than the April 15th following the calendar year in which such excess deferral occurred. Excess Elective Deferrals shall be adjusted for any income or loss up to the end of such calendar year. The Plan may use any reasonable method for computing the income or loss allocable to the excess Elective Deferrals provided such method does not violate Code §401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The distribution of excess Elective Deferrals shall not include the income or loss allocable for the period between the end of the taxable year and the date of distribution. The amount to be distributed shall be reduced by Excess Contributions previously distributed pursuant to Paragraph 4.09 during the Plan Year.

The amount that is deferred shall be treated as the Elective Deferral Contribution and held in the Participant’s separate Elective Deferral Accounts. The balance in each Participant’s Elective Deferral Account shall be 100 percent vested and nonforfeitable when made.

4.05 Roth Elective Deferral Contribution. All Participants who are eligible to make Elective Deferral Contributions may elect to designate all or any portion of their future Elective Deferral Contributions as Roth Elective Deferral Contributions. When not otherwise stated or required from context, as used throughout the Plan, the references to Elective Deferrals shall also apply to Roth Elective Deferrals. Roth Elective Deferral Contributions shall be held in separate Roth Elective Deferral Contribution Accounts and shall be 100 percent vested and nonforfeitable when made. Distributions of Excess Amounts described in Paragraph 4.08 from the portion of the Participant’s Account resulting from Elective Deferral Contributions shall be made on a pro rata basis from the Participant’s Account resulting from Elective Deferral Contributions and Roth Elective Deferral Contributions in the same proportion that such contributions were made for the applicable Plan Year.

4.06 Catch-Up Contributions. All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Code §414(v). Such Catch-Up-Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §402(g) and §415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable by reason of the making of such Catch-Up Contributions.

Catch-Up Contributions are Elective Deferrals or Roth Elective Deferrals, as applicable, made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are aged fifty (50) or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-Up Contributions such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code §402(g) (not counting Catch-Up Contributions) and the limit imposed by the Actual Deferral Percentage test under Code §401(k)(3). Catch-Up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the taxable year or (2) when added to other Elective Deferrals, 100% of the Participants Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) is $6,000 for taxable years beginning in 2019. After 2019, the $6,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C).

4.07 Time of Payment of Elective Deferral Contribution. The Employer shall pay to the Trustee the Elective Deferral Contributions made under Paragraphs 4.04, 4.05 and 4.06 to the Plan as soon as administratively feasible after the payroll period during which the amount contributed was deferred by the Participant.

4.08 Special Nondiscrimination Limitation on Elective Deferral Contributions. Notwithstanding anything else to the contrary, for any Plan Year that the Plan meets the requirements of Code §401(k)(12) and Code §401(m)(11), the Plan will be deemed to automatically satisfy the ADP tests for such Plan Year. The following nondiscrimination tests for Matching Contributions will apply for any Plan Year in which the provisions of Code §401(k)(12) and Code §401(m)(11) are not met.

(a)	Rules Applicable to Special Nondiscrimination Test for Elective Deferrals.

(1)	The Actual Deferral Percentage (“ADP”) shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of:

(i)	the amount of Employer Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to

(ii)	the Participant’s Compensation for such Plan Year (or such portion of the Plan Year the Participant was eligible to participate in the Plan).

For this purpose, Employer Contributions on behalf of any Participant shall include:

(i)

any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant’s deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer; and

(ii)	at the election of the Employer, Qualified Non-Elective Contributions.

An Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(2)

Prior Year Testing. The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i)

The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)

The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

(3)

Current Year Testing. If elected by the Employer (in clause (5) below), the ADP tests in (2)(i) and (2)(ii), above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five Plan Years (or if lesser, the number of Plan years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code §410(b)(6)(C)(ii).

(4)	Special Rules.

(i)

A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii)

The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Accounts under two or more arrangements described in Code §401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code §401(k).

(iii)

In the event that this Plan satisfies the requirements of Code §§401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Paragraph shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the Current Year Testing Method. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP testing method.

(iv)

For purposes of determining the ADP test, Elective Deferrals and Qualified Non-Elective Contributions must be made before the end of the twelve-month period immediately following the Plan Year to which the contributions relate.

(v)	The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions used in such test.

(5)	Current/Prior Year Testing. The Employer will use the current year’s Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

4.09 Distribution of Excess Contributions.

(a)	Excess Contributions. Excess Contributions shall mean, with respect to any Plan Year, the excess of:

(1)	The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(2)

The maximum amount of such Employer Contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(b)

Time for Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto during the Plan Year, shall be distributed no later than twelve (12) months after a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year, except to the extent that such Excess Contributions are classified as Catch-Up Contributions..    Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contribution and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. To the extent a Highly Compensated Employee has not reached his or her Catch-Up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-Up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-Up Contributions) are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

(c)

Determination of Income or Loss. The Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions provided such method does not violate Code §401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to the Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(d)

Accounting for Excess Contributions. Excess Contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral Account in proportion to the Participant’s Elective Deferrals for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Non-Elective Contribution Account only to the extent that the Excess Contributions exceed the amount of Excess Contributions in the Participant’s Elective Deferral Account.

(e)

Qualified Non-Elective Contributions. The Employer may make, if the Plan uses the current year testing method, Qualified Non-Elective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy the ADP test pursuant to the regulations under the Code.

(1)

Qualified Non-Elective Contributions. Qualified Non-Elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferral Contributions.

(2)

Qualified Non-Elective Contribution Account. The Participant’s accrued benefit derived from Qualified Non-Elective Contributions is nonforfeitable. Qualified Non-Elective Contributions will be allocated to Participants’ Elective Deferral Account.

(3)

Disproportionate Qualified Non-Elective Contributions. Notwithstanding the foregoing, Qualified Non-Elective Contributions used in calculating the ADP test shall not be taken into account to the extent they exceed the limitations set forth in Code Regulation §1.401(k)-2(a)(6)(iv).

4.10 Matching Contributions. The Employer may in its discretion make a Matching Contribution to the Plan for each Plan Year. A Matching Contribution shall mean an Employer contribution made to this Plan on behalf of a Participant on account of the Participant’s Elective Deferrals, Roth Elective Deferrals, and Catch-up Contributions. Matching Contributions shall be allocated to each eligible Participant’s Matching Contribution Account in an amount determined by the Employer in its discretion.

In order for a Participant to receive an allocation of the Matching Contribution for a Plan Year, if any made, the Participant must have met the Eligibility Requirements set forth in Paragraph 2.02 of the Plan. There is no minimum Hours of Service required to receive an allocation, if any, of the matching Contribution for the Plan Year. The Employer may, in its discretion, make an additional Matching Contribution (“true up”) on behalf of each Participant in the amount of the positive difference, if any, between the Matching Contributions that have been allocated to the Participant’s Matching Contribution Accounts had such contributions been determined on the basis of Compensation for the entire Plan Year and the Matching Contributions previously allocated to such Participant’s Account during such Plan Year.

Matching Contributions may be made in Employer Stock at the discretion of the Employer. Matching Contributions are held in the Participant’s Matching Contribution Accounts and shall be subject to the vesting provisions of Paragraph 7.02.

4.11 Special Nondiscrimination Test for Matching Contributions. Notwithstanding anything else to the contrary, for any Plan Year that the Plan meets the requirements of Code §401(k)(12) and Code §401(m)(11), the Plan will be deemed to automatically satisfy the ACP tests for such Plan Year. The following nondiscrimination tests for Matching Contributions will apply for any Plan Year in which the provisions of Code §401(k)(12) and Code §401(m)(11) are not met.

(a)

The Average Contribution Percentage (“ACP”) shall mean, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the “Contribution Percentages” of the “Eligible Participants” in a group. Eligible Participant shall mean any Employee who is eligible to make Elective Deferrals (if the Employer takes such contributions into account in the calculation of the Contribution Percentage and regardless of the manner in which such Deferrals are invested), or to receive a Matching Contribution (including forfeitures). Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant’s “Contribution Percentage Amounts” to the Participant’s Compensation for the Plan Year (or such portion of the Plan Year the Participant was eligible to participate in the Plan). Contribution Percentage Amounts shall mean the Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Matching Contributions shall be forfeited and shall not be included in the Contribution Percentage Amounts if the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions and such Matching Contributions cannot be distributed as Excess Aggregate Contributions pursuant to Paragraph 4.12. If elected, the Employer shall include Qualified Non-Elective Contributions in the Contribution Percentage Amounts to the extent not taken into account for purposes of the ADP test. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(b)

Prior Year Testing. The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(1)

The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(2)

The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

(c)

Current Year Testing. If elected by the Employer (in sub-Paragraph (e) below), the ACP tests in (b)(1) and (b)(2), above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Non-Highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding five (5) Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in §410(b)(6)(C)(ii).

(d)	Special Rules.

(1)

A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(2)

The Contribution Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more plans described in Code §401(a), or arrangements described in Code §401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans shall be aggregated. For Plan Years beginning before 2006, all such plans shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations of Code §401(m).

(3)

In the event that this Plan satisfies the requirements of Code §§401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Paragraph shall be applied by determining the ACP of employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Regulations §1.401(m)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ACP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the Current Year Testing method. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method.

(4)

For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(5)	The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions, or both, used in such test.

(6)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(7)

Notwithstanding the foregoing, Matching Contributions used in calculating Contribution Percentage Amounts for purposes of the ACP test, will be limited as set forth in Treasury Regulation §1.401(m)-2(a)(5).

(e)	Current/Prior Year Testing. The Employer will use the current year’s ACP for Participants who are Non-Highly Compensated Employees.

4.12 Distribution of Excess Aggregate Contributions.

(a)	Excess Aggregate Contributions. Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of:

(1)

The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2)

The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Contributions pursuant to Paragraph 4.04 and then determining Excess Contributions pursuant to Paragraph 4.09.

(b)

Time for Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto during the Plan Year, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than twelve (12) months after a Plan Year to Participants to whose Account such Excess Aggregate Contributions were allocated for the preceding Plan Year.    Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(c)

Determination of Income or Loss. The Plan may use any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions provided such method does not violate Code §401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to the Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.

(d)

Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer.

(e)

Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed from the Participant’s Matching Contribution Account (and, if applicable, the Participant’s Qualified Non-Elective Contribution Account or Elective Deferral Account, or both).

4.13 Contributions for Exclusive Benefit of Employees. All amounts contributed by the Employer to this Plan and Trust shall be made for the exclusive benefit of the Participants and their beneficiaries. In no event shall any contribution by the Employer to this Plan or income therefrom revert to the Employer except as provided in Paragraphs 6.07 and 13.03.

4.14 Permanency of Plan. It is the intention of the Employer to make a contribution every Plan Year to this Plan and Trust as elected by the Participants, but only if profits and business conditions warrant such a contribution. Nothing in this Plan and Trust shall be binding on the Employer to make contributions to this Plan unless the Employer deems it advisable to do so.

4.15 Additional Contributions and Expenses. The Employer may additionally contribute to the Trust the amount necessary to pay the expenses of administering the Plan and Trust, including the Trustee’s compensation, if any. However, if such administrative expenses are not paid by the Employer, the Trustee shall pay the same from the assets of the Trust and the Trustee shall not be required to seek reimbursement from the Employer. Expenses which are directly related to investment transactions such as broker’s commissions and contract loadings, or payment of taxes shall be paid out of the assets of the Trust or from a Participant’s Account when an expense item is specifically related to his Account.

4.16 Limitation Upon Annual Employer Contribution. In no event shall the Employer’s total contributions for any Fiscal Year (for this and all other defined contribution plans maintained by the Employer) exceed twenty-five percent (25%) of the aggregate compensation otherwise paid or accrued by the Employer to the Participants for the Plan Year; and, if any Acquisition Indebtedness is outstanding pursuant to Paragraph 6.03, increased by such excess amounts as may be contributed in order to repay the loan under the provisions of Code §404(a)(9) provided, however, the Employer shall reduce its contribution, if necessary, to prevent the Annual Additions (as defined in Paragraph 6.05) to a Participant’s Account from exceeding the limitation provided by Code §415.

ARTICLE V. VOLUNTARY CONTRIBUTIONS

5.01 No Voluntary Contributions. No Participants shall have the right or privilege to make voluntary contributions under this Plan.

ARTICLE VI. ALLOCATION OF CONTRIBUTIONS

6.01 Participant Accounts. Each Participant shall have separate accounts for each different contribution source. Such accounts that receive allocations of Employer Stock or that are invested in Employer Stock, shall be further subdivided into two (2) types of investment accounts, ESOP Accounts and General Investment Accounts, which will be maintained as follows:

(a)

ESOP Accounts. A Participant’s allocation of Employer Stock purchased by the Trust with the Employer’s cash contribution, contributed in kind by the Employer, released from the Loan Suspense Account (as provided in Paragraph 6.03), purchased by the Trust with cash dividends on Employer Stock, and forfeitures of Employer Stock reallocated from the ESOP Accounts of terminated Participants, or the portion of a Participant’s Accounts invested in Employer Stock, shall be credited to the Participant’s applicable ESOP Account. Any stock dividends, stock splits, or shares of Employer Stock acquired by the exercise of a stock option which are paid or acquired with respect to Employer Stock in the Participant’s ESOP Accounts shall be allocated to the Participant’s ESOP Accounts based on the source of the allocation. All allocations of Employer Stock shall include rights to fractional shares of Employer Stock and shall be expressed in terms of both dollar value and the number of such shares represented by such dollar value.

(b)

General Investment Accounts. A Participant’s Accounts not invested in Employer Stock shall be credited to the Participant’s applicable General Investment Account. In addition, Employer allocations of cash contributions, Net Income or Loss of the Trust, and forfeitures reallocated from the General Investment Accounts of terminated Participants, shall be credited to the Participant’s applicable General Investment Account. The General Investment Account shall be debited with the Participant’s allocable share of any cash payments made by the Trustee for the acquisition of Employer Stock or for the payment of any principal and or interest on Acquisition Indebtedness.

6.02 Allocation of Employer Profit Sharing Contributions. Subject to Paragraph 6.03, the Employer Profit Sharing Contribution, if any, will be allocated by the Trustee (plus any forfeitures to be allocated for the Plan Year pursuant to Paragraph 10.03(b)) to the Employer Profit Sharing Contribution Account of each Participant meeting the Eligibility Requirements and Minimum Service Requirements (as set forth in Paragraph 6.04) for the Plan Year to which the contribution is allocable on the same basis, and in the same ratio, that each such Participant’s Compensation bears to the total Compensation of all Participants who meet the Eligibility and Minimum Service Requirements for such Plan Year.

6.03 Allocation Procedures for Acquisition Indebtedness. Any Financed Stock acquired by the Trust shall initially be credited to a Loan Suspense Account and will be allocated to the applicable ESOP Accounts of Participants only as payments on the Acquisition Indebtedness are made by the Trustee. The amount of Financed Stock to be released from the Loan Suspense Account for allocation to Participants’ ESOP Accounts for each Plan Year shall be determined by the Administrative Committee, as of each Allocation Date, as follows:

(a)

General Rule. The number of shares of Financed Stock held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Indebtedness for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on the Acquisition Indebtedness projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

(b)

Special Rule. The Administrative Committee may elect at the time the Acquisition Indebtedness is incurred or the provisions of the Acquisition Indebtedness may provide for the release of Financed Stock from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Indebtedness. This method may be used only to the extent that: (i) the

Acquisition Indebtedness provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years, (ii) interest included in any payment on the Acquisition Indebtedness is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the entire duration of the Acquisition Indebtedness repayment period does not exceed ten (10) years, even in the event of a renewal, extension or refinancing of the Acquisition Indebtedness.

(c)

Special S Corporation Rule. In the event the Employer is an S corporation, then S corporation distributions received by the Trust (that pertains to shares of Financed Stock held by the Plan) that are used to repay Acquisition Indebtedness, and the release and allocation of such Financed Stock held in the Loan Suspense Account to Participants attributable to such amounts, shall not be included as an Annual Addition.

(d)

Prohibited Allocations of Stock in an S Corporation. Notwithstanding any other provision to the contrary, in the event the Employer is an S Corporation, no prohibited allocation of Employer Stock may be made to a disqualified person for a nonallocation year pursuant to the limitations set forth in Code §409(p) for any Plan Years beginning on or after January 1, 2002.

6.04 Minimum Service Requirement. In order for a Participant for a Plan Year to receive an allocation of the Employer Profit Sharing Contribution, if any, or an allocation of the Employer Stock released from the Loan Suspense Account, the Participant must have met the Eligibility Requirements set forth in Paragraph 2.02 of the Plan, received 1,000 Hours of Service, and be employed by the Employer on the last day of the Plan Year.

6.05 Maximum Allocations to Accounts.

(a)

General Rule. The Annual Addition to a Participant’s Accounts shall not exceed the lesser of $56,000 (as adjusted for increases in cost-of-living under Code §415(d)) or 100% of the Participant’s 415 Compensation (as defined in Paragraph 6.06). “Annual Addition” means the sum for any Plan Year of (a) Employer contributions, (b) Employee contributions, (c) forfeitures (forfeitures of Employer Stock being included at the Fair Market Value of the Employer Stock as of the Allocation Date), (d) amounts allocated to any individual medical account as described in Code §§415(l)(2) and which is part of a pension or annuity plan, (e) amounts attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code §419(A)(d)(3) and under a welfare benefit fund as described in Code §419(e), and (f) amounts allocated under a simplified employee pension plan. The 415 Compensation limit referred to above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code §401(h) or Code §419A(f)(2)) which is otherwise treated as an annual addition. Except as provided in (b) below, when Acquisition Indebtedness is outstanding, the amount of Employer Contributions which is considered as Annual Additions for a Plan Year is calculated with respect to the amount of both principal and interest used to repay Acquisition Indebtedness for that Plan Year or the value of the Employer Stock allocated to Participants for the Plan Year. If an Annual Addition occurs in excess of the limitations set forth above the Annual Addition shall be eliminated as set forth in Paragraph 6.07. In determining such Annual Additions, Employer Contributions in shares of Employer Stock shall be included as of the date such shares are issued to the Trust.

Any forfeitures that cannot be allocated to Participants’ Accounts by reason of this limitation shall be credited to a “Forfeiture Suspense Account” and allocated as forfeitures under Paragraph 10.05(b) for the next succeeding Plan Year (prior to the allocation of Employer Contribution for such succeeding Plan Year).

(b)

Limitation Year. For purposes of applying the limitations of Code §415, the “Limitation Year” shall be the Plan Year. The Limitation Year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, then the Plan is treated as if the Plan was amended to change its Limitation Year.

(c)

Special Rules. In the event the Employer is a “C” corporation and in the event no more than one-third of Employer Contributions for a Plan Year are allocated to Highly Compensated Employees then Financed Stock which is allocated as forfeitures or any Employer Contributions which are used by the Trust (not later than the due date of the Employee’s Federal tax return, including extensions) to pay interest on Acquisition Indebtedness shall not be included as Annual Additions.

(d)

The Annual Additions under this Paragraph 6.05 with respect to Financed Stock released from the Loan Suspense Account (by reason of Employer Contributions used for payments on an Acquisition Indebtedness) and allocated to Participants’ ESOP Accounts shall be the lesser of (A) the amount of such Employer Contributions (as determined after application of the preceding paragraph); or (B) the Fair Market Value of such Financed Stock as of the Allocation Date (as determined after application of the preceding paragraph).

(e)

Limitation on Electing Shareholder. If an Acquisition Indebtedness was incurred in connection with a purchase of Employer Stock by the Trust as described in Paragraph 6.05(d), the allocation limitation described in the first paragraph of Paragraph 6.05 shall apply during the period beginning on the date of such purchase and ending on the later of the tenth anniversary of the purchase or the Allocation Date as of which shares are released from the Loan Suspense Account as a result of the final payment on the Acquisition Indebtedness.

(f)

Limitation on Allocations. No portion of the assets of the Plan attributable to (or allocable in lieu of) Employer Stock consisting of stock in an S corporation may, during a Nonallocation Year (as defined in 6.11(d)), accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Code §401(a)) as set forth in Code §409(p) and the regulations thereunder, for the benefit of any Disqualified Person.

6.06 Definition of Compensation for Purposes of Code Section §415.

(a)

General Rule. For purposes of Paragraph 6.05 of this Plan, the term “415 Compensation” shall be defined as wages within the meaning of Code §3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code §§6041(d), 6051(a)(3) and 6052 (the amount which is reportable in the “wages” box). A Participant’s 415 Compensation must be determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

For purposes of applying the limitations of this Article VI. , Compensation paid or made available during such Limitation Year shall include any Elective Deferral and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code §§125, 402(e)(3), 402(h)(1)(B), 457(b), 402(k) and 132(f)(4).

(b)

§415 Compensation Paid after Severance From Employment. For purposes of this Paragraph 6.06, 415 Compensation shall be adjusted for compensation paid after a Participant’s severance from employment (“Post Severance Compensation”) with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code §414(b), (c), (m) or (o)). Any other payment of compensation paid after severance of employment that is not within the definition of Post Severance

Compensation below is not considered 415 Compensation within the meaning of Code §415(c)(3) even if payment is made within the time period specified below. For purposes herein, Post Severance Compensation shall mean compensation paid after severance from employment if:

(1)

The payment is (i) regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; or (ii) the payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued;

(2)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer; and

(3)	The payment is paid by the later of 2 1⁄2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.

Back pay, within the meaning of Treasury Regulation §1.415(c)-2(g)(8), shall be treated as compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

6.07 Excess Contributions. If the Annual Additions (within the meaning of Code §415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2018-52 or any superseding guidance, including, but not limited to, the preamble of the Final Regulations under Code §415.

6.08 Limitation on Electing Shareholder. To the extent that a shareholder of the Employer sells Employer Stock to the Trust in a transaction which qualifies under Code §1042, no portion of the Employer Stock so purchased from such shareholder by the Trust (or any dividends or other income attributable thereto) may be allocated during the period beginning on the date of sale of the Employer Stock and ending on the later of the date which is ten (10) years after the date of sale, or the date of the Plan allocation attributable to the final payment of Acquisition Indebtedness incurred in connection with such sale for the benefit of:

(a)	Any taxpayer who makes an election under Code §1042(a) with respect to Employer Stock,

(b)	Any individual who is related to the taxpayer or the decedent (within the meaning of Code §267(b)), or

(c)	For the benefit of any other person who owns (after application of Code §318(a) without regard to the employee trust exception under (2)(B)(i)) more than 25 percent of:

(1)	Any class of outstanding stock of the Employer or of any corporation which is a member of the same controlled group of corporations (within the meaning of Code §409(l)(4)) as the Employer, or

(2)	The total value of any class of outstanding stock of any such corporation.

An individual shall not be considered related under (b) above if such individual is a lineal descendant of the taxpayer and the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period does not exceed more than five (5) percent of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code §267(c)(4)) in a transaction to which Code §1042 applied.

An individual shall be considered a 25 percent shareholder for the entire nonallocation period if he was such a shareholder at any time during the one (1) year period ending on the date of sale to the Plan and, with respect to a shareholder who later becomes a 25 percent shareholder, shall be treated as a 25 percent shareholder only with respect to the Employer Stock allocated on the Allocation Date on which the individual is a 25 percent shareholder.

6.09 Inclusion of Ineligible Employee. If in any fiscal year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, such person shall be paid the amount of his deferred election for such Plan Year, less applicable withholding.

6.10 Contributions for Certain Servicemen on Military Leave. In the event an active Participant is called into Military Service, then the Participant shall continue to accrue benefits under this Plan in accordance with the Uniformed Servicemen’s Employment and Reemployment Rights Act of 1994 and Code §414(u)(“USERRA”). During such Qualified Military Service the Participant shall be considered to have continued to earn compensation equal to the compensation the Participant otherwise would have received from the Employer during the period of Qualified Military Service, or if the compensation the Participant otherwise would have received is not reasonably certain, then the Participant’s average compensation from the Employer during the period immediately preceding the period of Qualified Military Service shall be used, as imputed and credited in Code §414(u).

6.11 Prohibited Allocations of Employer Stock in an S Corporation to Certain Disqualified Persons. Notwithstanding any other provision to the contrary, in the event the Employer has elected to be treated as a subchapter S Corporation, no prohibited allocation of Employer Stock may be made to a Disqualified Person for a Nonallocation Year pursuant to the limitations set forth in Code §409(p) for any Plan Year. For these purposes, the following provisions shall apply:

(a)	“Deemed–Owned Shares” means the sum of:

(1)	Employer Stock, if the Employer is an S Corporation, allocated to an Account of a Participant by the Plan; and

(2)

A Participant’s share of unallocated Employer Stock held by the Plan. Code §409(p)(4)(C)(ii) provides that a Participant’s share of unallocated S Corporation stock held by the Plan is the amount of the unallocated Employer Stock which would be allocated to such Participant if the unallocated Employer Stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(b)

“Disqualified Person” means any person whose Deemed Owned Shares are at least ten percent (10%) of the number of Deemed-Owned Shares of Employer Stock in the Employer, if the Employer is an S Corporation, or for whom the aggregate number of Deemed-Owned Shares of such person and the person’s Family Members is at least 20 percent of the number of Deemed-Owned Shares of Employer Stock in the Employer, if the Employer is an S Corporation. For purposes of determining a Disqualified Person, Synthetic Equity shall be treated as outstanding stock in the S Corporation, as provided in the Regulations promulgated under Code §409(p).

(c)	“Family Member” means with respect to any individual, for purposes of Code §409(p):

(1)	the individual’s spouse,

(2)	an ancestor or lineal descendant of the individual or the individual’s spouse,

(3)	a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister, and

(4)	the spouse of any individual described in clause (2) or (3).

A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance is not treated as such individuals spouse under Paragraph 6.11(c).

(d)

“Nonallocation Year” means any Plan Year, if at any time during such Plan Year, the Plan holds Employer Stock in an S Corporation and Disqualified Persons own or are deemed to own at least fifty (50) percent of the number of shares of Employer Stock in the S Corporation.

For purposes of this Paragraph 6.11(d), the rules of Code §318(a) shall apply to determine the ownership of shares in the S Corporation, except that Code §318(a)(4) shall be disregarded and, in applying Code §318(a)(1), the members of an individual’s family shall include any Family Member described in Paragraph 6.11(c). In addition, an individual is treated as owning Deemed-Owned Shares of that individual notwithstanding the employee trust exception in Code §318(a)(2)(B)(i). Solely for purposes of applying Paragraph 6.11(f) below, the attribution rules described in this Paragraph 6.11(d) shall be applied after the attribution rules of Paragraph 6.11(f) have been applied.

(e)

“Synthetic Equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the Employer who has elected sub S Corporation status. Except as provided in the regulations under Code §409(p), and to the extent provided in such regulations, Synthetic Equity also includes stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value, and certain non-qualified deferred compensation under as described in Treasury Regulation §1.409(p)-1(e)(iv).

(f)

For purposes of Paragraphs 6.11(b) and (d), in the case of a person who owns Synthetic Equity in the Corporation, except to the extent provided in the Treasury Regulations, the shares of stock in the S Corporation on which such Synthetic Equity is based shall be treated as outstanding stock in the S Corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity of one or more such person results in:

(1)	the treatment of any person as a Disqualified Person of determining who is a Disqualified Person; or

(2)	the treatment of any Plan Year as a Nonallocation Year.

For purposes of this Paragraph 6.11(f), Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code §§318(a)(2) and 318(a)(3). If, without regard to this Paragraph 6.11(f), a person is treated as a Disqualified Person or a Plan year is treated as a Nonallocation year, this Paragraph 6.11(f) shall not be construed to result in the person or Plan year not being so treated.

(g)	“S Corporation” means a corporation as defined in Code §1361(a) for which an election under Code §1362(a) is in effect.

(h)

“Impermissible allocation” means any contribution or other Annual Addition (e.g. forfeiture allocation) in the Plan or other qualified plan (including a release and allocation from a Plan suspense account) that would have otherwise been added to the disqualified person’s account and invested in employer securities consisting of S Corporation stock.

(i)

“Impermissible accrual” includes all S Corporation shares that are employer securities and other Plan assets attributable to such shares (including Code §1368 distributions, sale proceeds and earnings on either the distribution or the proceeds) held for a disqualified person’s account, whether attributable to current or prior year contributions.

In the event the Plan fails to satisfy the provisions of this Paragraph 6.11, the Administrative Committee shall initiate a transfer of Employer Stock from the Accounts of Disqualified Persons in accordance with the terms of Article XX.

ARTICLE VII. DISTRIBUTION TO PARTICIPANTS

7.01 Benefits Payable in Cash or Employer Stock. A Participant’s General Investment Accounts will be distributed in cash. A Participant’s ESOP Accounts will be distributed in cash, however the Participant may request that his ESOP Accounts be distributed in the form of Employer Stock. In addition, a Participant shall not be entitled to receive a distribution in the form of Employer Stock to the extent of any fractional share which may be eliminated by a payment in cash in lieu thereof. If a Participant’s ESOP Accounts consist of more than one class of Employer Stock acquired with the proceeds of an Acquisition Indebtedness, and such Participant elects to receive a distribution in the form of Employer Stock, then the amount of the distribution shall be in substantially the same proportion with respect to each such class of Employer Stock.

7.02 Vesting. A Participant’s interest in all of his/her Accounts shall be determined pursuant to the following:

(a)

A Participant is always 100% vested in his/her Elective Deferral Account (General Investment Account), Elective Deferral Account (ESOP Account), Roth Elective Deferral Account (General Investment Account), Roth Elective Deferral Account (ESOP Account), Rollover Account (General Investment Account), Rollover Account (ESOP Account), In-Plan Roth Transfer Account (General Investment Account), and In-Plan Roth Transfer Account (ESOP Account).

(b)

A Participant shall be vested in his/her Matching Contribution Account (General Investment Account), Matching Contribution Account (ESOP Account), Employer Profit Sharing Contribution Account (General Investment Account), and Employer Profit Sharing Contribution Account (ESOP Account) in accordance with the following schedule:

Percent Vested	Years of Service
0%	Less than 2
25%	2
50%	3
75%	4
100%	5

(c)

A Participant shall be fully vested in all of his/her Accounts when such Participant attains his Normal Retirement Date, becomes Disabled or dies if the Participant is still employed with the Employer at the time such event occurs.

7.03 Commencement of Distribution of Vested Accounts. The Administrative Committee shall instruct the Trustee as to the timing of distributions from the Participant’s vested Accounts as follows:

(a)

If a Participant separates from service by reason of the occurrence of the Participant’s Normal Retirement Date, death or Disability, the distribution of the Participant’s Accounts will commence within sixty (60) days (or as soon as reasonably possible thereafter) after such event occurs and submission of benefit election forms.

(b)

If a Participant separates from service for any reason other than the occurrence of the Participant’s Normal Retirement Date, death or Disability, the distribution of the vested Participant’s Accounts, if the Participant elects, will commence within sixty (60) days (or as soon as reasonably possible thereafter) after such event occurs.

(c)

Notwithstanding the foregoing in (a) or (b), if the Participant’s vested Accounts exceed $5,000, the Participant must consent to any distribution from the Account prior to the Participant’s Required Beginning Date (as defined in Paragraph 7.10(h)(5)).

(d)

Notwithstanding the foregoing in (a) or (b), in the event a Participant’s vested Accounts do not exceed $5,000, but are greater than $1,000, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly (in accordance with the provisions of the Plan), then the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee upon a distributable event under the Plan.

Additionally, in the event a Participant’s vested Accounts are $1,000 or less, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly (in accordance with the provisions of the Plan), the Administrative Committee shall direct the Trustee to immediately distribute the Participant’s vested Account balance without the consent of the Participant.

(e)

A Participant, or his Beneficiary thereof, may elect to extend the commencement date. If a Participant or Beneficiary fails to select the form and timing of the distribution by submitting benefit election forms, then he/she will be deemed to elect to defer such distribution. However, unless otherwise selected by the Participant in writing, payment of benefits must begin no later than sixty (60) days after the close of the Plan Year (i) in which the Participant reaches the age of 65 or (ii) in which occurs the 10th anniversary of his participation in the Plan, or (iii) in which the Participant terminates his service with the Employer, whichever occurs the latest. If the amount of the payment required to commence on the date determined under the Plan cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan. In no event shall distributions to a Participant commence later than April 1 following the calendar year during which such Participant attains the age of seventy and one-half (70 1⁄2) or retires, except that distributions to a five percent (5%) owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1⁄2).

(f)

For purposes of Code §401(k)(2)(B)(i)(I) an individual shall be treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A). However, if an individual elects to receive a distribution by reason of the preceding sentence, the individual may not make an Elective Deferral during the six (6) month period beginning on the date of the distribution.

(g)	Required Notice for Participant Distributions.

(1)

Notification Period. With respect to any required distribution notice and/or election forms that are delivered to any Participant, the window for giving Participants such distribution notice and/or election forms shall begin 180 days prior to the distribution.

(2)

Right to Defer Distribution. With respect to any required distribution notice and/or election forms that are delivered to any Participant, any notice that is delivered to a Participant with respect to a distribution will include a description of a Participant’s rights (if any) to defer the receipt of such distribution and shall describe the consequences of failing to defer the receipt of such distribution.

(h)	While still employed by the Employer, a Participant may elect to make withdrawals from their vested Accounts (excluding Rollover Accounts, see 7.05(i) below), on or after attaining age 59 1⁄2.

(i)	While still employed by the Employer, a Participant may elect to make a withdrawal from their Rollover Accounts (both the ESOP Account and General Investment Account) at any time.

7.04 Form of Distribution of Accounts. The distribution of the Participant’s Accounts commencing under Paragraph 7.03 shall be made, at the election of the Participant or Beneficiary, in the form of a lump sum payment, or Direct Rollover as soon as reasonably possible after the Participant makes such election. Notwithstanding the foregoing, with respect to distributions under the Plan, the Plan will apply the minimum distribution requirements of Code §401(a)(9) in accordance with the regulations under Code §401(a)(9) and Paragraph 7.10 of the Plan.

7.05 In-Plan Roth Transfer. A Participant may, at any time, elect to transfer from one of the Participant’s Accounts that is 100% vested under the Plan, other than a Roth Elective Deferral Account, an amount not less than $1,000 to an In-Plan Roth Transfer Account.

7.06 Hardship Distributions. Elective Deferrals and Roth Elective Deferrals, in the Participant’s Accounts, may be distributed to a Participant in the event of Hardship. In the event of Hardship on the part of a Participant, the Participant may submit in writing the facts and circumstances describing the Hardship to the Administrative Committee. A Hardship distribution may only be made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy the immediate and heavy financial need.

(a)	The following are the only financial needs considered immediate and heavy:

(1)	medical expenses (within the meaning of Code §213(d)) of the Participant, the Participant’s Spouse, dependents or primary beneficiary under the Plan;

(2)	the purchase (excluding mortgage payments) of a principal residence for the Employee;

(3)

payment of tuition and related educational fees for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s Spouse, children, dependents or primary beneficiary under the Plan;

(4)	the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(5)	funeral or burial expenses for the Participant’s deceased parent, Spouse, children, dependents or primary beneficiary under the Plan;

(6)

expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to §165(h)(5) and whether the loss exceeds ten percent (10%) of adjusted gross income); or

(7)

expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) provided the Participant’s principal place of employment or residence at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to such disaster.

A Participant’s “primary beneficiary under the Plan” is an individual named as a beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Accounts upon the Participant’s death.

(b)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(1)	The Participant has obtained all distributions, other than Hardship distributions, under all plans maintained by the Employer;

(2)

Effective January 1, 2020, the Participant must represent (in writing, by an electronic medium, or in such other form as may be prescribed by the Commissioner of the IRS) that he or she has insufficient cash or other liquid assets to satisfy the need, and the Administrative Committee may rely on such Participant’s representation unless the Administrative Committee has actual knowledge to the contrary; and

(3)

All plans maintained by the Employer provide that the Participant’s Elective Deferrals (and Employee After-Tax Contributions) will be suspended for six months after the receipt of the Hardship distribution, notwithstanding the foregoing, the suspension of the Participant’s Elective Deferrals (and Employee After-Tax Contributions) shall no longer be required after July 1, 2019; and

(4)

The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

7.07 Designation of Beneficiaries. The designated Beneficiary of a married Participant shall be the Participant’s Spouse, unless the Participant’s Spouse consents to a designated Beneficiary other than the Spouse and such election (a) is in writing, (b) acknowledges the effect of the designation of a nonspouse Beneficiary, (c) acknowledges the specific nonspouse Beneficiary, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent), and (d) is witnessed before a Plan representative or notary public. For a Participant who is not married, the Participant must designate, in writing, a Beneficiary or Beneficiaries to receive the Participant’s vested benefits under the Plan in the event of the Participant’s death. The Administrative Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the death benefit as the Administrative Committee may deem desirable. If the Participant has failed to make an effective designation of Beneficiary, or if the designated Beneficiary has predeceased the Participant, then the death benefit shall be paid to the following Beneficiaries (if then living) in the following order: (a) Participant’s Spouse, (b) his or her children in equal shares, and (c) his or her estate. Notwithstanding anything to the contrary, death benefits will be paid out in accordance with the distribution requirements of Code §401(a)(9) and the regulations issued thereunder. Notwithstanding the foregoing, spousal consent to the Participant’s designation of a Beneficiary other than the Spouse is not required from the Spouse if the Participant and Spouse are legally separated, and furthermore, a divorce decree automatically revokes Participant’s designation of the Participant’s Spouse or former Spouse as a designated Beneficiary under the Plan unless a Qualified Domestic Relations Order provides otherwise. Any Beneficiary designation by a Participant in an effect under the Home BancShares, Inc. 401(k) Plan shall be carried forward to this Plan and be applicable to this Plan upon the merger of such Home BancShares, Inc. 401(k) Plan into this Plan.

7.08 Tax Withholding. An individual may elect not to have taxes withheld from distributions that do not qualify as an Eligible Rollover Distribution. With respect to distributions that qualify as an Eligible Rollover Distribution and meet the requirements of Code §402, unless a Distributee properly elects to have such amount transferred directly to an Eligible Retirement Plan, the Administrative Committee shall automatically withhold federal income taxes from such amount at a rate of twenty (20) percent and any applicable state income taxes. Within a reasonable period of time prior to making the Plan distribution, the Administrative Committee (or its designee) shall provide the individual with information regarding income tax withholding forms to withhold income taxes or to elect not to have income taxes withheld from the distribution as to distributions that do not qualify as an Eligible Rollover Distribution, information as to what constitutes an Eligible Rollover Distribution as to distributions, and the ability to avoid the automatic twenty percent withholding tax that applies to such distribution by electing to have such amount transferred directly to an Eligible Retirement Plan, and any other information that is required to be given by the Administrative Committee to comply with Code §402(f).

7.09 Early Distribution to Participants. Generally, any distribution to a Participant prior to age fifty-nine and one-half (59 1⁄2), except in case of death or disability, will result in an additional income tax equal to ten percent (10%) of the amount of the distribution which is includable in his income and which is attributable to Employer contributions. However, such additional income tax shall generally not apply to any distribution made (i) after a Participant separates from service as part of a series of substantially equal periodic payments made not less frequently than annually and for the life or life expectancy of the Participant or joint lives or life expectancies of the Participant and his designated Beneficiary, (ii) to a Participant who separates from service after attaining age fifty-five (55), (iii) to the extent such distributions do not exceed the amount allowable to the Participant as a deduction under Code §213 for amounts paid during the taxable year for medical care, or (iv) to an alternate payee pursuant to a Qualified Domestic Relations Order.

7.10 Minimum Distribution Requirements.

(a)

General Rules. The requirements of this Paragraph 7.10 shall apply to any distribution of a Participant’s Account balance and will take precedence over any inconsistent provisions of this Plan. All distributions required under this Paragraph 7.10 shall be determined and made in accordance with the regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G).

(b)

Limits on Distribution Periods. As of the first Distribution Calendar Year, required minimum distributions to a Participant, if not made in a single-sum, may be made over one or more of the following periods:

(1)	The life of the Participant.

(2)	The joint lives of the Participant and a Designated Beneficiary.

(3)	A period certain not extending beyond the Life Expectancy of the Participant.

(4)	A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

(c)	Time of Distribution. The Participant’s entire Account will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(d)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire Account will be distributed no later than as follows:

(1)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then, subject to the election provisions in Paragraph 7.10(g), distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2)

If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then, subject to the election provisions in Paragraph 7.10(g), the Participant’s entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)

If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse are required to begin, this Paragraph 7.10(d), other than Paragraph 7.10(d)(1), will apply as if the Surviving Spouse were the Participant.

For purposes of this Paragraph 7.10(d), unless Paragraph 7.10(d)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Paragraph 7.10(d)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Paragraph 7.10(d)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Paragraph 7.10(d)), the date distributions are considered to begin is the date distributions actually commence.

(e)	Required Minimum Distributions During Participant’s Lifetime.

(1)

Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)

the quotient obtained by dividing the Participant’s Account by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the regulations using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)

if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse the quotient obtained by dividing the Participant’s Account by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)

Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Paragraph 7.10(e) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death

(f)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(i)

Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary. For this purpose, the Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death reduced by one for each subsequent calendar year.

(iii)

If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death reduced by one for each subsequent year.

(2)

No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of the September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death reduced by one for each subsequent year.

(g)	Death Before Date Distributions Begin.

(1)

Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, then an irrevocable election may be made for the Designated Beneficiary to receive distributions in accordance with the Life Expectancy Rule or the Five Year Rule as set forth below:

(i)

Life Expectancy Rule. If the Participant’s surviving Spouse is not the sole Designated Beneficiary, then distributions will commence by December 31 of the calendar year immediately following the calendar year in which the Participant died and the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Paragraph 7.10(f). Notwithstanding the foregoing, if the Participant’s surviving Spouse is the sole Designated Beneficiary, the date distributions are required to begin in accordance with the sentence above shall not be earlier than: A) December 31 of the calendar year immediately following the calendar year in which the Participant died or B) by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(ii)	Five Year Rule. The distribution of the Participant’s entire Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

If the Participant has not made an election pursuant to this Paragraph prior to the time of his death, the Participant’s Designated Beneficiary must elect a method of distribution no later than the earlier of: A) September 30 of the calendar year in which distributions would be required to begin under (i) above or B) September 30 of the calendar year which contains the fifth anniversary of the Participant’s death. Such election will be irrevocable.

If neither the Participant nor Designated Beneficiary makes an election under this Paragraph, then distributions will be made as follows: 1) If the Participant’s surviving Spouse is the sole Designated Beneficiary, then the Life Expectancy Rule set forth in Paragraph 7.10(g)(1)(i) shall apply and 2) if the Participant’s surviving Spouse is not the sole Designated Beneficiary, the Five Year Rule set forth in Paragraph 7.10(g)(1)(ii) shall apply.

(2)

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)

Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Paragraph 7.10(d), this Paragraph 7.10(g) will apply as if the Surviving Spouse were the Participant.

(h)	Definitions.

(1)

Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s Surviving Spouse) as the beneficiary of the Participant’s Account under the Plan and who is the Designated Beneficiary under Code §401(a)(9) and Treasury Regulation §1.401(a)(9)-4.

(2)

Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year, in which distributions are required to begin under Paragraph 7.10(d). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. The life expectancy as computed by use of the Single Life Table in Treasury Regulation §1.401(a)(9)-9, Q&A-1.

(4)

Participant’s Account. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of the date in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)

Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1⁄2, except that benefit distributions to a Participant (other than a 5-percent owner) with respect to benefits accrued after the later of the adoption or effective date of an amendment to the plan that implements the changes to the Required Beginning Date of this Paragraph must commence by April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant retires.

(i)

Any Participant (other than a 5-percent owner) attaining age 70 1⁄2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which the Participant attained age 70 1⁄2 (or by December 31, 1997 in the case of a Participant attaining age 70 1⁄2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by April 1 of the calendar year following the year in which the Participant retires.

(ii)

Any Participant (other than a 5-percent owner) attaining age 70 1⁄2 in years prior to 1997 may elect to stop distributions and recommence by April 1 of the calendar year following the year in which the Participant retires. To satisfy the Joint and Survivor Annuity Requirements, the requirements in Notice 97-75, O&A-8 must be satisfied for any Participant who elects to stop distributions There is no new annuity starting date upon recommencement.

(6)

5-Percent Owner. A Participant is treated as a 5-percent owner for purposes of this Paragraph 7.10 if such Participant is a 5-percent owner as defined in Code §416 at any time during, the Plan Year ending with or within the calendar year in which such owner attains age 70 1⁄2. Once distributions have begun to a 5-percent owner under this Paragraph they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.11 Survivor Rights. The survivors of a Participant who dies while performing qualified military service shall be entitled to any additional benefits (other than benefit accruals related to the period of military service) that would be provided had the Participant resumed employment and then terminated employment on account of death.

ARTICLE VIII. LOANS TO PARTICIPANTS

8.01 Participant Loans Program. The Administrative Committee may direct the Trustee to make a loan or loans to a Participant or Beneficiary from their Accounts subject to the following:

(a)

Authorization. Participant loans shall be governed by a separate Participant Loan Program established by the Trustees with the approval of the Employer. The Administrative Committee is authorized by the Trustee to administer the Loan Program, and to prescribe such forms and regulations as it considers necessary or appropriate to carry out the objectives of this Participant Loan Program according to its express terms.

(b)	Conditions and Limitations.

(1)

Eligibility. All Participants and Beneficiaries who (i) are “parties in interest” with respect to the Plan as defined in ERISA § 3(14) and (ii) have an Account in the Plan, may apply for loans. Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

(2)

Maximum Principal Amount. No loan(s) shall be granted to any Participant or Beneficiary which when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed in the aggregate the lesser of (a) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) fifty percent (50%) the present value of the vested Accounts of the Participant or, if greater, the total vested Accounts up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of Employers described in Code §§414(b), 414(c), 414(m) and (o) are aggregated.

(3)	Minimum Principal Amount. The Administrative Committee may set a minimum required principal amount for all loans up to $1,000.

(4)

Duration. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the Participant’s principal residence.

(5)	Promissory Note. Each loan shall be evidenced by the borrower’s promissory note in a form satisfactory to the Administrative Committee.

(6)

Interest Rate. The interest rate charged on each loan shall be the rate(s) obtained by the Administrative Committee from persons in the business of lending money for loans which would be made under similar terms and conditions within a reasonable period of time prior to such loan. The interest rate shall remain fixed throughout the duration of the loan, unless otherwise specified in the promissory note. Loans granted at different times or having different durations or repayment methods may bear different interest rates.

(7)	Security. Each loan shall be secured by the assignment of not more than fifty percent (50%) of the borrower’s vested Accounts.

(8)	Default. The Administrative Committee shall promptly notify the Trustee of any default in repayment of a loan. The Trustee shall foreclose on the security for a loan in default at the later of:

(i)	the date of the default (including any cure periods allowed) or

(ii)	the first date on which the borrower may receive a distribution from his Accounts under the terms of the Plan.

At the discretion of the Trustee, foreclosure may consist of the cancellation of the borrower’s Account by the unpaid principal amount of the defaulted loan; or the distribution to the borrower of his promissory note. The Administrative Committee and the Trustee may take these steps without any advance notice to the borrower.

(9)

Application. A Participant, former Participant or Beneficiary may apply for a loan by completing and returning to the Administrative Committee a loan application in a form satisfactory to the Administrative Committee. A prospective borrower’s loan application shall be reviewed by the Administrative Committee, and may be approved only to the extent that the loan requested complies with the requirements of this Participant Loan Program. To the extent that a loan application is denied, the Administrative Committee will inform the applicant of the reason(s) for the denial, with specific reference to the requirements of the Participant Loan Program upon which the denial is based.

(10)

Delegation. The Administrative Committee may delegate to the Trustee or other third party administrator any of the Administrative Committee’s rights, powers or responsibilities under this Loan Program. The Loan Program established may contain additional requirements.

(11)

Plan Accounting. The loan shall be treated as a directed investment of the Participant taking such loan and the distribution of the proceeds of a loan shall be charged solely against the Account of such Participant (i.e., the borrower). All repayments of principal and interest shall be credited solely to such borrower’s Account. The unpaid principal balance of a loan shall be reflected as a receivable for the borrower’s Account. The borrower must pay the administrative expenses incurred by the Trustee and the Administrative Committee in connection with a loan, and any such expenses not paid directly by the borrower may be charged against his Account.

ARTICLE IX. CREATION AND ADMINISTRATION OF TRUST

9.01 Declaration of Trust. The Employer does hereby create and establish this Trust, in pursuance of the Plan, and all assets of the Plan shall be held in this Trust. Notwithstanding the foregoing, to the extent that the Employer elects to enter into a separate trust agreement or custodial account, the terms of such separate trust or custodial agreement shall control and supersede the provisions of this ARTICLE IX, except for Paragraphs 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.16, and 9.18 as applicable. In addition, in the absence of a specific provision in such separate trust or custodial agreement regarding the valuation of securities held by the Trust, ARTICLE X will not be superseded by any such separate trust or custodial agreement. If such separate trust or custodial agreement should fail for any reason, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, this ARTICLE IX will be deemed to have again become effective immediately prior to such failure, invalidity or termination.

9.02 Allocations. The Trustee will be responsible for maintaining accurate books and records reflecting the respective Participants’ allocable shares of the Trust. The Trustee will allocate contributions to the Trust, gains and losses of the Trust and report such allocations to the Administrative Committee. In making the allocation of contributions, Trust gains and losses and forfeitures hereunder, the Trustee shall have no liability for action taken in reliance upon information supplied to the Trustee by the Employer.

9.03 Exclusive Benefit of Participants. Except as provided in Paragraph 9.15 and 13.03, all contributions received by the Trustee together with the income therefrom shall be held, managed, and administered in the Trust pursuant to the terms of this Plan and may not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries.

9.04 Investment Funds. The Administrative Committee shall have the authority and the responsibility to make the following determinations with respect to the Investment Funds for the General Investment Accounts:

(a)	the number of such Investment Funds,

(b)	the investment philosophies, policies and objectives of such Investment Funds where appropriate,

(c)	the selection of regulated investment companies, Investment Managers, or insurance carriers for each such Investment Fund where appropriate, and

(d)	the manner in which such Investment Funds are communicated to Employees.

Other than with respect to the Employer Stock held in the ESOP Accounts, all investment decisions with respect to any assets of any Investment Fund, including the authority to acquire and dispose of such assets, shall be the exclusive responsibility of the Administrative Committee.

9.05 Participant Direction. This Plan is intended to be a “self-directed account” Plan under Section 404(c) of ERISA. To the extent that this Plan complies with Section 404(c) of ERISA, any fiduciaries with investment discretion enumerated under the terms of the Plan shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Participants (including Beneficiaries in the event of the death of the Participant and alternate payees with a segregated Account). To the extent that any one Investment Fund does not satisfy the requirements of ERISA §404(c), or the regulations thereunder, the protections thereunder shall nonetheless apply to any and all such other Investment Funds which otherwise satisfy the requirements of such provision. The Administrative Committee, in their discretion, or their delegates, shall provide all information, make all such other disclosures and do any and all such other acts and things as such Committees may determine necessary, appropriate or desirable so as to satisfy the requirements of ERISA §404(c).

The General Investment Accounts shall be invested as directed by the Participant in the Investment Funds. Participants may direct the investments of a portion of their Accounts in Employer Stock, which will be held in the Participants’ applicable ESOP Accounts, subject to limitations and procedures established by the Administrative Committee in its discretion. The ESOP Accounts may be diversified by a Participant at any time the Participant could make any other investment elections, which shall be no less frequently than annually, and into any of the Investment Funds of the Plan. The Participant shall designate his investment choices among the Investment Funds, pursuant to such procedures established by the Administrative Committee. Such Participant designations must be made to the Administrative Committee or its delegate in such form and manner as the Administrative Committee may prescribe. Any Participant investment designations in effect under the Home BancShares, Inc. 401(k) Plan shall be carried forward to this Plan and be applicable to this Plan upon the merger of such Home BancShares, Inc. 401(k) Plan into this Plan.

Neither the Administrative Committee, the Trustee nor the Employer shall be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction or default due to lack of an investment direction from a Participant. A Participant’s investment direction shall be deemed to be a continuing direction until changed by the Participant. All expenses attributable to a Participant directed investment shall be charged against the Participant’s Account.

If Elective Deferrals, Roth Elective Deferrals, Matching Contributions, Employer Profit Sharing Contributions, In-Plan Roth Transfer Account, or Rollover Contributions are made to a Participant’s General Investment Accounts, but the Participant fails to designate one or more Investment Funds to which the contributions are to be allocated, the Administrative Committee shall direct the Trustee to invest the Participant’s General Investment Accounts in one or more default Investment Funds, which the administrative Committee shall designate from time-to-time. Such default Investment Funds may be “qualified default investment alternatives” described pursuant to ERISA §404(c) and the regulations thereunder.

9.06 Dividends of Employer Stock. Participants (including as Participants for purposes of this Paragraph, Beneficiaries in the event of the death of the Participant and alternate payees with a segregated Account(s)) are automatically enrolled into the Dividend Distribution Program which is intended to comply with and operate in accordance with the guidance provided in Internal Revenue Notice 2002-2. Pursuant to the Dividend Distribution Program, Participants may:

(a)

Elect to receive the quarterly dividends paid on Employer Stock as a distribution from the Plan (in no event will such quarterly dividends be distributed later than 90 days after the close of the Plan Year in which they are paid), or

(b)	Elect to have quarterly dividends paid on Employer Stock reinvested in Employer Stock in their applicable ESOP Accounts.

In the absence of an election by a Participant, the reinvestment of the dividends in the Participant’s applicable ESOP Accounts (i.e., a dividend on Employer Stock in an Elective Deferral Account goes into such Elective Deferral Account, a dividend on Employer Stock in a Matching Contribution Account goes into such Matching Contribution Account, etc.) shall be the default election. A Participant may change his or her election at any time by contacting the Administrative Committee, however, a Participant’s election change must be made by the last day of a calendar quarter in order for the change to be effective for the next quarterly dividend payment.

Dividends on Employer Stock reinvested in the Participant’s applicable ESOP Accounts shall be initially invested in the Employer Stock, but subsequent to such initial investment, a Participant may diversity such investment pursuant to the terms of the Plan.

9.07 Title to Investments. The Trustee may register any securities, or other property, held by the Trustee hereunder in the Trustee’s own name, or in the name of the Trustee’s nominee, with, or without the addition of words indicating that such securities, or other properties, are held in a fiduciary capacity. The Trustee may hold any securities in bearer form, but the books and records of the Trustee shall, at all times, reflect that all such investments are part of the Trust.

9.08 General Powers of Trustee. The Trustee is and shall be authorized and empowered in its discretion, but not by way of limitation:

(a)

To sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any securities or other property in the Trust at public or private sale, for cash, or on credit, upon such conditions, at such prices, and in such manner as the Trustee shall determine, and no person dealing with the Trustee shall be bound to see to the application of the purchase money, or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(b)

To borrow from any lender, giving its note, as Trustee, with such interest and security for the loan as may be appropriate and necessary, and which is not prohibited under any provision of applicable law.

(c)

To vote upon any stocks, excluding such Employer Stock which shall be voted as set forth in Paragraph 11.01, bonds, or other securities held in the Trust, or otherwise consent to, or request, any action on the part of the issuer either in person or by proxy.

(d)	To give general or specific proxies, or powers of attorney, with or without powers of substitution.

(e)

To consent to, or otherwise participate in, reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to shares, or any other securities, and to pay any assessments or charges in connection therewith.

(f)	To deposit shares, or other securities, in any voting trust, or with any protective or like committee, or with a trustee, or with depositories, designated thereby.

(g)	To sell, or exercise, any options, subscription rights, and conversion privileges, and to make any payments incidental thereto.

(h)

To sue, defend, compromise, arbitrate or settle any suit, legal proceeding, claim, debt, or obligation due to, or from it, as Trustee, and to reduce the rate of interest on, extend or otherwise modify, or to foreclose (upon default), or otherwise enforce, any such obligation; to bid upon property at foreclosure, or to take a deed, in lieu of foreclosure, with or without paying consideration therefor, and in connection therewith, to release the obligation on the note or instrument secured by the mortgage.

(i)	To retain, acquire, or otherwise deal in any stock for which it is registrar or transfer agent.

(j)

To contract, or otherwise enter into, transactions, between itself, as Trustee, and any Employer, between itself, as Trustee, and any shareholder of the Employer or between itself, as Trustee, and any other institution for which it then, therefore, or thereafter may be acting as Trustee; provided however, said transactions are not prohibited under ERISA, or any other provision of applicable law.

(k)	To perform all acts which the Trustee shall deem necessary and appropriate, and exercise any and all powers and authority, of the Trustee under this Agreement.

(l)

To exercise any of the powers of an owner, with respect to Shares, other securities, or other property comprising the Trust. The Administrative Committee, with the Trustee’s approval, may authorize the Trustee to act on any administrative matter, or class of matters, with respect to which direction or instruction to the Trustee by the Administrative Committee is called for hereunder without specific direction or other instruction from the Administrative Committee.

(m)

To open bank accounts bearing a reasonable rate of interest, maintain checking accounts with reasonable balances, to invest in certificates of deposit and other depository accounts in such financial institutions, including any institution which is a fiduciary with respect to the Plan.

(n)

To employ attorneys, accountants, investment advisors, specialists and such other agents as the Trustee deem necessary or desirable. The Trustee shall have the authority to appoint an Investment Manager or managers to manage all or any part of the assets of the trust, and to delegate to said manager investment discretion. Such appointment shall include the power to acquire and dispose of such assets. The Trustee may charge the compensation of such attorneys, accountants, investment advisors, Investment Managers, specialists and other agents and any other expenses against the trust, if not otherwise paid by the Employer. The Trustee may employ one or more agents to perform any act of administration, whether or not discretionary, including attorneys, auditors, investment managers or others, as the Trustee shall deem necessary or advisable.

(o)

To employ persons, including attorneys, auditors, investment advisors, or agents, even if they are associated with the trustee, to advise or assist the trustee in the performance of the Trustee’s administrative duties; to act without independent investigation upon their recommendations; and instead of acting personally, to employ one or more agents to perform any act of administration, whether or not discretionary.

9.09 Trust Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all account books and records relating thereto shall be open to inspection by any person designated by the Employer or the Administrative Committee during normal business hours. The Trustee shall maintain such records, make such computations, and perform such ministerial acts as the Employer or the Administrative Committee may, from time to time, request. The Trustee shall prepare and file all reports and returns required by governmental authorities, with respect to a qualified employee benefit plan under the law now in effect, or as it may hereafter be amended, from time to time. The Trustee shall obtain an accounting of the Trust’s assets and activities at the end of each Plan Year, as required by governmental authorities.

9.10 Annual Trust Report. Upon the Employer’s request after the end of each Plan Year, or after the removal or resignation of a Trustee, or on any other date specified by the Administrative Committee, the Trustee shall file a report with the Employer in such form as the Employer may request. This report shall disclose all purchases, sales, receipts, disbursements and other transactions effected by the Trustee during the year, or period, for which the report is filed. It shall contain an exact description, the cost amortized (in the case of bonds) as shown on the Trustee’s books, and the market value, as of the end of the reporting period, of each asset then held in the Trust. Employer Stock held by the Trustee shall be valued in accordance with the provisions of Paragraph.

9.11 Distributions from Trust. The Trustee shall make distributions from time to time, in accordance with the following provisions:

(a)

The Trustee shall make distributions from the Trust at such times and in such amount of cash or such number of shares of Employer Stock to, or for the benefit of, a Participant, or his respective Beneficiary, then entitled thereto under the Plan, as the Administrative Committee directs. Any undistributed part of a Participant’s interest in his Account shall be retained in the Trust until the Administrative Committee directs its distribution. If a dispute arises as to who is entitled to, or should receive, any benefit or payment, the Trustee may withhold payment, or cause payment to be withheld, until the dispute has been resolved.

(b)

As directed by the Administrative Committee, the Trustee shall make payments out of the trust assets. Such directions or instructions need not specify the purpose of the payments so directed, and the Trustee shall not be responsible, in any way, for the purpose or propriety of such payments.

(c)

In the event that any distribution or payment, directed by the Administrative Committee, shall be mailed by the Trustee to the person specified in such direction at the latest known address of that person, was on file with the Administrative Committee, and shall be returned to the Trustee because that person cannot be located at that address, the Trustee shall promptly notify the Administrative Committee of the return of the distribution or payment. Upon the expiration of sixty (60) days after notification, the Administrative Committee’s direction shall become void; and unless, and until, a further direction by the Administrative Committee is received by the Trustee, with respect to such distribution or payment, the Trustee shall continue to administer the payment or distribution as part of the Trust as if directions had not been received from the Administrative Committee. The Trustee shall not be obligated to search for, or ascertain, the whereabouts of any Participant and/or his beneficiary.

9.12 Written Communications and Instructions. All communications required from the Employer or the Administrative Committee, to the Trustee shall be executed in writing, signed by an officer of the Employer, or a person authorized by the Administrative Committee to sign on its behalf. The Administrative Committee shall authorize one or more individuals to execute and deliver on its behalf all communications required between the Administrative Committee and the Trustee. The Employer and the Administrative Committee shall, at all times, keep the Trustee advised of the names and specimen signatures of all members of the Administrative Committee and those individuals authorized to sign on its behalf. The Trustee shall be fully protected in relying on any written communication and shall not be required to verify the accuracy or validity thereof, unless it has reasonable grounds to doubt the authenticity of any signature. If, upon request, the Trustee does not receive instructions from the Administrative Committee upon any matter in which instructions are required hereunder the Trustee may act, or refrain from acting, as it may in its sole and absolute discretion determine. All communications required from the Trustee shall be in writing signed by the Trustee’s designated representative.

9.13 Administrative Expenses. The Trustee and the Administrative Committee may employ suitable agents and counsel, who may also be counsel for the Employer. The expenses incurred by the Trustee and the Administrative Committee, in the performance of their respective duties, and all other proper charges, expenses and disbursements of the Trustee or the Administrative Committee including the Trustee’s compensation, may be paid by the Trust. In the event the Trust does not pay for such expenses, the Employer may pay all or any portion of such expenses directly, and payment of such expenses by the Employer shall not be deemed Employer contributions. The Trustee may be entitled to compensation as may be agreed upon in writing from time to time between the Administrative Committee and the Trustee.

9.14 Liability of Trustee. The Trustee shall be under no duty to question or review the investment guidelines, objectives and restrictions established, or the specific investment directions given by the Administrative Committee. Furthermore, the Trustee shall not be liable for any loss, including but not limited to any loss resulting from any direction of the Administrative Committee unless it is clear on the face of the direction that the actions to be taken under the direction of the Administrative Committee are in violation of the fiduciary duty rules of ERISA

§404 or result from the fraud, dishonesty, negligence, misconduct or a breach of a fiduciary responsibility by a co-fiduciary for which the Trustee may be liable under ERISA §405. The Trustee shall not be liable for the making, retaining, or selling of any investment or reinvestment, or for any loss to, or diminution in, the Trust assets, or for any action which the Trustee takes, or refrains from taking, at the direction of the Administrative Committee.

9.15 Irrevocable Trust. This Trust shall be irrevocable. Notwithstanding irrevocability, the Employer shall have the right to amend this Trust, in whole, or in part, or to terminate the Trust, in accordance with Article XIII. of the Plan. No such amendment or termination shall (1) cause any part of the Trust to revert to, or be recoverable by, the Employer (except as provided in Paragraph 13.03) or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or retired or terminated Participants, and their respective beneficiaries; (2) substantially increase the duties, powers, or liability of the Trustee hereunder, without the Trustee’s prior written consent; or (3) permit any part of the Trust to be used to pay either premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its employees. Provided, however, contributions made by the Employer because of a mistake of fact may be returned to the Employer if within one (1) year of the contribution.

9.16 Appointment of Successor Trustee. The Trustee may resign at any time upon giving thirty (30) days’ written notice to the Employer and the Administrative Committee. The Trustee may be removed, at any time, by the Employer upon giving thirty (30) days’ written notice to the Trustee. Upon resignation or removal of the Trustee, the Employer shall appoint a successor Trustee, which shall have the same powers and duties conferred upon the original Trustee hereunder. The Trustee, after payment of any and all valid claims and demands then existing against the Trust, shall assign, transfer, pay over, and deliver to the successor Trustee, or Trustees, all of the moneys, securities and other property then constituting the Trust hereunder, together with such deeds, records or copies thereof as may be requested by the successor Trustee.

9.17 Resolution of Controversies. In the event any controversy shall arise between the Trustee and any other person (including without limitation the Administrative Committee, the Employer, or any Participant or beneficiary under the Plan) with respect to the interpretation of this Plan or the duties of the Trustee or any other fiduciary, the Trustee may require that the issue be decided by a court of competent jurisdiction, and pending such determination, the Trustee shall not be obligated to take any other action in connection with the matter involved in the controversy.

9.18 Allocation of Fiduciary Responsibility. It is hereby understood that the Board of Directors of the Employer as authorized by ERISA §405(c) and as set forth in accordance with Paragraph 12.01 is authorized to delegate the fiduciary responsibilities associated with the operation and administration of the Plan to one or more named Plan fiduciaries. For these purposes, the Administrative Committee shall be the named Plan fiduciary as required and defined under ERISA §402(a)(2) and hereby has full and complete authority to manage and control the operation of the Plan including but not limited to all decisions associated with the eligibility of Employees to participate in the Plan, the determination and maintenance of Participant’s Accounts and benefits, the distribution of Plan benefits, the incurring of Acquisition Indebtedness on behalf of the Plan to finance the acquisition of Employer Stock, and any other matters that pertain to the administration of the Plan in accordance with Article XII. The duties of the Trustee shall only be those provided for under the terms of the Plan and trust agreement, if applicable, and as directed to it by the Administrative Committee, and the Trustee shall not be responsible for any duties associated with the operation or administration of the Plan and in no event, except as provided by Paragraph 9.14 of the Plan, shall the Trustee be liable for any act or omission of any other fiduciary of the Plan. Notwithstanding any provision in this Plan to the contrary, the Administrative Committee and the Trustee shall have no responsibility or authority with respect to the investment of the Participants’ ESOP Accounts in Employer Stock as provided in this Article IX.

ARTICLE X. ACCOUNTING PROCEDURE

10.01 Trust Investments. All contributions paid to the Trustee shall be held, invested, and reinvested by the Trustee in the manner provided in Article IX.

10.02 Trust Valuation. The Trustee shall determine the value of all Accounts as of each Valuation Date in the method of accounting that takes into account the modifications discussed in this Article X and as agreed to by the Trustee and the Administrative Committee.

10.03 Accounting for Forfeitures.

(a)

If a Participant terminates employment when the Participant is less than one hundred percent (100%) vested in his Employer Profit Sharing Contribution Accounts and Matching Contribution Accounts, the nonvested portion shall be forfeited as follows:

(1)

If the Participant receives a distribution of the entire vested portion of his Accounts and the entire balance of his Accounts is $5,000 or less, or if more than $5,000 and the Participant voluntarily and in writing elects to receive the distribution, then the entire nonvested portion shall be treated as a forfeiture. If a Participant terminates without being vested in any portion of his Accounts he is deemed to receive an immediate distribution of zero dollars and therefore an immediate forfeiture of the entire Account balance shall occur.

(2)

If the vested balance of the Participant’s Accounts exceeds $5,000 and the Participant elects to have distributed less than the entire vested portion of the Account, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the vested Accounts.

(3)

If a Participant receives a distribution pursuant to (1) or (2) above and resumes employment covered under this Plan, the portion of the Accounts that were forfeited will be restored to the amount on the date of distribution, unadjusted by subsequent gains or losses of the Plan, if the Participant repays to the Plan the full amount of such distribution on or before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the date the Participant incurs five (5) consecutive One-Year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution of zero dollars pursuant to (1) above, and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive One-Year Breaks in Service, upon the re-employment of such Participant, the Account balances of the Participant will be restored to the amount on the date of such deemed distribution, unadjusted by subsequent gains or losses of the Plan.

(4)

The nonvested portion of a terminated Participant’s Accounts which is not forfeited pursuant to (1) or (2) above, if any, shall be held in a separate suspense account and shall be treated as a forfeiture when such Participant incurs five (5) consecutive One Year Breaks in Service.

(5)

Allocations of forfeitures and Employer contributions, if any, to a Participant’s Accounts made to restore accrued benefits under this Paragraph 10.04 shall not be treated as an Annual Addition under Paragraph 6.05.

(6)

In the event a rehired Participant repays the full amount of his distribution, his accrued benefit will be restored. The amount restored shall be equal to the full Account balance of the Participant valued as of the distribution valuation date less the amount of the distribution, unadjusted by subsequent gains or losses of the Plan. This restoration shall come first from current forfeitures and secondly from Employer contributions. In the event current forfeitures are not sufficient to restore the Account of a reemployed Participant, then the Employer will contribute sufficient amounts to fully restore the previously forfeited account balance. The restoration shall occur no later than the end of the Plan Year following the Plan Year in which the repayment occurs.

(7)	The ESOP Accounts shall be forfeited only after all other assets are forfeited.

(8)

If more than one class of Employer Stock acquired with the proceeds of an Acquisition Indebtedness has been allocated to a Participant’s ESOP Accounts, then the amount to be forfeited from such Participant’s ESOP Accounts shall be in the same proportion with respect to each such class of Employer Stock.

(b)

Amounts treated as a forfeiture under (a) above will first be used to restore previous forfeitures of rehired Participants pursuant to the rules set forth in (a) above. The forfeitures in excess of the amounts necessary to restore accrued benefits under (a) above shall be a part of the Employer’s contribution no later than the end of the Plan Year following the Plan Year in which they occur and shall be allocated to the Participants in the same proportion as the Employer’s contributions for that Plan Year. In the event a terminated Participant is reemployed prior to incurring five (5) consecutive One Year Breaks in Service and a separate suspense account has been maintained for such terminated Participant pursuant to (a) above, then his forfeitures shall be reallocated from his separate suspense account to his Account, the vested portion of which shall be determined as if no termination of employment had occurred.

10.04 Tax Basis of Distributed Stock. When the Trustee distributes Employer Stock to a Participant, or his Beneficiary, the Trustee shall provide, upon request by the Distributee, a statement of the tax basis of the Employer Stock being distributed. The tax basis of Employer Stock on hand on a Valuation Date will be calculated as provided pursuant to Treasury Regulations §1.402(a)-1(b)(2)(ii) as determined by the Trustee. In determining tax basis, shares of Employer Stock in the Loan Suspense Account shall be excluded until such shares are released from the Unallocated Loan Suspense Account.

10.05 Lost Participant or Beneficiary. In the event an Account is payable under the Plan to a Participant or Beneficiary thereof who cannot be located, the Administrative Committee will use one or more of the following methods to attempt to locate a lost Participant: (1) provide a distribution notice to the lost Participant at his or her last known address by certified or registered mail; (2) use of a commercial locator service, the internet, or other general search method; (3) review records of any other plans of the Employer (e.g., group health plan, if any, etc.) for any address of the lost Participant or Beneficiary; or (4) contact any named Beneficiary of the lost Participant or Beneficiary. If the lost Participant or Beneficiary cannot be located following the steps above, then additional steps may be taken considering all facts and circumstances. If a lost Participant remains unlocated for six months following the date the Administrative Committee first attempts to locate the lost Participant using one or more of the methods described above, the Administrative Committee may forfeit the lost Participant’s Account. If the Administrative Committee forfeits the lost Participant’s Account, the forfeiture may occur at the end of the above-described six-month period and the Administrative Committee will allocate the forfeiture in accordance with the Plan document. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his or her forfeited Account, the Administrative Committee will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income, gains or losses occurring subsequent to the forfeiture. The Administrative Committee will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of the Participant forfeitures the Administrative Committee otherwise would allocate for the Plan Year, then from the amount or additional amounts the Employer contributes to the Plan for the Plan Year. The Administrative Committee will distribute the restored Account to the lost Participant not later than sixty (60) days after the close of the Plan Year in which the Administrative Committee restores the forfeited Account. The Administrative Committee will forfeit all the Accounts of the lost Participant. The provisions of this Paragraph are intended to provide permissible but not exclusive means for the Administrative Committee to administer the Accounts of lost Participants. The Administrative Committee may utilize any other reasonable method to locate lost Participants and to administer the Accounts of lost Participants, including such other methods as the Internal Revenue Service or the U.S. Department of Labor may in the future specify. The Administrative Committee will apply this Paragraph in a reasonable, uniform and nondiscriminatory manner, but may in determining a specific course of action as to a particular Account, reasonably take into account differing circumstances such as the amount of a lost Participant’s Account, the expense in attempting to locate a lost Participant, and other factors. The Administrative Committee may charge to the Account of a lost Participant the reasonable expenses incurred under this Paragraph and which are associated with the lost Participant’s Account.

ARTICLE XI. VOTING EMPLOYER STOCK

11.01 Voting Employer Stock Held In Trust. Each Participant (including as Participants for purposes of this Paragraph, Beneficiaries in the event of the death of the Participant and alternate payees with a segregated Account) is entitled to give direction to the Administrative Committee (or its designee) as to the manner in which Employer Stock which is entitled to vote and is allocated to the Accounts of such Participant are to be voted. Each Participant’s right to direct the Administrative Committee shall be based on the number of shares of such Employer Stock credited to the Participant’s Accounts as of the date such voting rights accrue to all persons owning similar securities. The Administrative Committee shall direct the Trustee to cause the Employer Stock to be voted for which it received timely directions from Participants in accordance with such directions. In the event that the Administrative Committee does not receive timely directions from any individual Participant, the Employer Stock allocated to such Participant’s Accounts will be voted in accordance with the recommendation of the Board.

In the event of a tender offer, the Administrative Committee will advise each Participant of the terms of the tender offer and will furnish each Participant with a form by which the Participant may direct the Trustee whether or not to cause the tender or exchange of Employer Stock credited to such Participant’s Accounts. The Administrative Committee shall direct the Trustee to cause the tender or exchange of the Employer Stock allocated to such Participant’s Accounts only to the extent instructed by the Participant. All such Employer Stock for which the Administrative Committee receives no timely Participant direction shall not be tendered or exchanged.

ARTICLE XII. PLAN ADMINISTRATION

12.01 Administrative Committee. The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions shall be vested in an Administrative Committee, composed of one (1) or more individuals appointed by the Board of Directors of the Employer, to serve at its pleasure and without compensation. The members of the Administrative Committee may be but need not be Employees of the Employer. In the event that the Board of Directors fails to appoint an Administrative Committee, then the Administrative Committee shall consist of the Board of Directors. The Administrative Committee shall be the Plan Administrator (named fiduciary) as required by ERISA.

12.02 Administrative Committee Action. Administrative Committee action will be by vote of a majority of the members at a meeting or by unanimous written consent without a meeting. Whenever in this Plan discretionary powers are given to the Administrative Committee, it shall be understood that the Administrative Committee shall have complete discretion and its decisions shall be binding upon all parties. The Administrative Committee shall exercise its discretion in a nondiscriminatory manner.

12.03 Powers and Duties of the Administrative Committee. The Administrative Committee shall have all powers necessary to enable it to administer the Plan in accordance with its provisions, including without limitation the following:

(a)	to establish and enforce such rules, regulations and procedures as it shall deem necessary or proper for the efficient administration of the Plan;

(b)	to interpret the Plan, with its interpretation thereof in good faith to be final and conclusive, and to decide all other questions concerning the Plan;

(c)	to determine the eligibility of any Employee to participate in the Plan;

(d)

to compute the amount of benefits which shall be payable to any Participant, retired Participant, Beneficiary or Spouse in accordance with the provisions of the Plan and to determine the person or persons to whom such benefits shall be paid;

(e)	to authorize the payment of benefits;

(f)	to file with the appropriate government agency any and all reports and notifications required of the Plan;

(g)	to provide all Participants with any and all reports and notifications to which they are by law entitled;

(h)	to obtain advance approval of the tax-qualified status of the Plan and the Trust as appropriate;

(i)

to maintain appropriate accounts and records for the Plan and keep in convenient form the data necessary for administering, funding and preparing the reports for the Plan and to make those records available for inspection by the Employer;

(j)	to provide any Participant upon demand, a copy of the Administrative Committee’s records with respect to his Participation and only his Participation.

Any discretion granted to the Administrative Committee under any of the provisions of the Plan or the Trust shall be exercised only in accordance with rules and policies established by the Administrative Committee which shall be applicable on a nondiscriminatory basis. The Administrative Committee shall have the sole and exclusive authority to construe, interpret and apply the terms of the Plan. The Administrative Committee shall be given the greatest possible deference permitted by law in exercise of such discretionary authority.

The Administrative Committee may delegate to any one of its members, or to any employee who is not a member of the Administrative Committee, authority to sign documents on its behalf, or to perform any act involving the exercise of discretion. The Administrative Committee may employ such legal, medical, accounting, actuarial, clerical and other assistance as it may reasonably require in carrying out the provisions of the Plan, the charges therefore to be paid by the Employer or from the Trust. The Administrative Committee is not relieved of any fiduciary responsibility by any action taken by any one or any person which is not a member of the Administrative Committee except for those functions of a plan fiduciary which have been specifically assigned by the Administrative Committee to, and accepted in writing by, such person or firm.

In the event that any dispute shall arise as to any act to be performed by the Administrative Committee, the Administrative Committee may postpone the performing of such act until actual adjudication of such dispute has been made in a court of competent jurisdiction or until it has been indemnified against loss to its satisfaction.

Nothing in this Article shall prohibit a member of the Administrative Committee from serving as such in addition to being an officer, employee, agent or other representative of a party in interest.

12.04 Information to be Submitted to the Administrative Committee. To enable the Administrative Committee to perform its functions, the Employer shall supply full and timely information to the Administrative Committee on all matters as the Administrative Committee may require, and shall maintain such other records as the Administrative Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

12.05 Delegation of Fiduciary Responsibility. The Administrative Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Administrative Committee, and shall be terminable upon such notice as the Administrative Committee in its discretion deems reasonable and proper under the circumstances.

12.06 Administrative Committee Indemnification. The Employer shall indemnify each Administrative Committee member and any other employee of the Employer involved in the administration of the Plan against all costs, expenses and liabilities, including reasonable attorney’s fees incurred in connection with any action, suit or proceeding instituted against him while acting in good faith in discharging his duties with respect to the Plan. This indemnification is limited to the amount of such costs and expenses which are not otherwise covered under insurance now or hereafter provided by the Employer.

12.07 Notices, Statements, and Reports. The Employer shall be the “Administrative Committee” (as defined in ERISA §3(16)(A) and Code §414(g)) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Administrative Committee shall assist the Employer, as requested, in complying with such reporting and disclosure requirements. The Administrative Committee shall be the designated agent of the Plan for the service of legal process.

ARTICLE XIII. AMENDMENT, TERMINATION, MERGER, OR CONSOLIDATION

13.01 Amendment. The Employer shall have the right at any time and from time to time to amend the Plan in whole or in part, however, that:

(a)	no such amendment shall increase the duties of the Trustee without its written consent;

(b)

no such amendment shall reduce the amount of Employer Stock and dividends properly allocated under the Plan to the Accounts of any Participant or to otherwise reduce accrued benefits except to the extent necessary or advisable in the Employer’s judgment to conform the Plan with any law or regulation;

(c)

no such amendment shall cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as provided under Paragraph 13.03.

In addition, the Administrative Committee may amend any or all provisions of this Plan at any time by written instrument identified as an amendment of the Plan effective as of a specified date, provided that no amendment shall become effective which has the effect of materially increasing Employer Contributions without the written consent of the Board of Directors.

Furthermore, any amendment to this Plan by the Administrative Committee or Employer shall be binding on any Participating Employer.

13.02 Termination. Although the Employer has established the Plan with the intention of making contributions to the Plan, the Employer is not under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any specific period. The Employer may, at its option, discontinue contributions or terminate the Plan and distribute all benefits currently or defer them until they would otherwise be payable under Article VII. If the Plan terminated, partially terminated or if all contributions are discontinued, the account balances of all the Participants shall become fully vested and nonforfeitable.

13.03 Retroactive Amendments. The Employer shall have the right to amend this Agreement retroactively to its effective date in order to initially satisfy the requirements of Code §401(a). Notwithstanding any other provision of this Plan and Trust, if the Internal Revenue Service determines initially that the Plan, as adopted by an Employer, does not qualify under applicable sections of the Code and with applicable Treasury Department Regulations, and the Corporation deems it unwise or inexpedient to amend this Plan and Trust to endeavor to make it qualify, the value of all assets less any charges shall be distributed by the Trustee among the contributions to the Plan and Trust in proportion to their contributions within one (1) year after the date the initial qualification is denied, and the Employer’s adoption of this Plan and Trust shall be considered to be rescinded and of no force and effect.

13.04 Merger or Consolidation With Another Plan. The Employer shall have the right at any time to merge this Plan with another qualified plan. However, this Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant would be equal to or greater than the benefits to which such Participant would have been entitled as if this Plan had been terminated immediately before such action.

13.05 Changes in Vesting Schedule. If the Plan is amended in a manner which changes its vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, each Participant with at least three (3) years of service may elect to stay under the preamendment vesting schedule. For every Participant on the amended effective date, the nonforfeitable percentage (determined as of that date) of the Participant may not be less after the amendment than the Participant’s percentage under the Plan without regard to the amendment. The election period shall begin no later than the date that the Plan amendment is adopted and shall end 90 days after the later of (1) the day the Plan amendment is adopted, (2) the day the Plan amendment becomes effective, or (3) the day the Participant is issued written notice of the Plan amendment by the Employer or Administrative Committee.

ARTICLE XIV. CLAIM FOR BENEFITS

14.01 Filing of Claims. Generally benefits will be paid from the Plan upon the occurrence of any event giving rise to a distribution without the necessity of filing a claim for the benefits. If this is not the case, claims for benefits under the Plan shall be made in writing to the Administrative Committee (or its designee). The Administrative Committee will decide a claim within a reasonable period of time, but not later than ninety (90) days after the receipt of the claim by the Administrative Committee, unless the Administrative Committee determines that special circumstances require an extension of time for making a determination under the Plan. In the event that the Administrative Committee determines that an extension of time is required, the Participant will be notified in writing prior to the expiration of the initial ninety (90) day period. The extension of time will not exceed a period of ninety (90) days from the end of the initial ninety (90) day period. The extension notice will specify the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to render its decision.

If the Administrative Committee denies the Participant’s claim, in whole or in part, the Participant will receive a written notification which will set forth the following information:

(a)	The specific reason or reasons for the adverse determination;

(b)	Reference to the specific Plan provisions on which the determination is based;

(c)	A description of any additional material or information necessary for the Participant to perfect the claim for appeal, and an explanation of why such material or information is necessary;

(d)

A description of the steps to be taken if the Participant wish to appeal the Administrative Committee’s determination, including the time limits applicable to the appeal of the claim, including a statement of the Participant’s right to bring civil action under Section 502(a) of ERISA, with respect to an adverse benefit determination after an appeal.

14.02 Appeals Procedure. Any Employee, former Employee, or beneficiary of either, who has been denied a benefit shall be entitled, upon request to the Administrative Committee to appeal the denial of his claim. The appeal shall be filed in writing with the Administrative Committee no later than sixty (60) days after receipt of the written notification of disallowance or the Participant will lose his or her right to appeal the adverse determination.

In addition, if the Participant does not appeal the denial within such time, the Participant will also lose his or her right to file suit pursuant to ERISA §502(a), as the Participant will not have exhausted his or her internal administrative appeal rights.

The written appeal should state the reasons why the Participant feels the claim should not have been denied. The appeal may include any written comments, documents, records or other information relating to the claim that the Participant feels supports the claim. The Participant will also be provided, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information that is relevant to the claim. The Administrative Committee will, on appeal, take into account all written comments, documents, records, and other information submitted relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

The appeal will be reviewed and decided by the Administrative Committee, generally, within sixty (60) days after it is submitted. In the event that the Administrative Committee determines that an extension of time is required, the Participant will be notified in writing prior to the expiration of the initial sixty (60) day period. The extension of time will not exceed a period of sixty (60) days from the end of the initial sixty (60) day period. The extension notice will specify the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to render its decision. The Administrative Committee will notify the Participant, in writing, of its decision. If the decision on appeal affirms the initial denial of the claim, the notification will set forth the following information:

(a)	The specific reason or reasons for the adverse determination.

(b)	Reference to the specific Plan provisions on which the decision is based.

(c)

A statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information that are relevant to the claim.

(d)	A statement of the Participant’s right to bring civil action under ERISA §502(a).

In the event that the Participant does not receive a decision on his or her appeal from the Administrative Committee within sixty (60) days after submitting the appeal, and the Participant has not been notified that the Administrative Committee needs additional time to complete its review of the appeal, the Participant should consider the appeal denied.

14.03 Disability Determination. In the event a claim is made regarding the determination of disability under the Plan, and such disability is determined by the Administrative Committee, the following claims procedures will apply with respect to such disability determination:

(a)

The Administrative Committee will notify the Participant of an adverse determination not later than 45 days after the receipt of the claim by the Plan. The initial 45-day period may be extended by the Plan for up to an additional 30 days if the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan. The Participant will be notified prior to the end of the initial 45-day period if such an extension is necessary and the date by which the Administrative Committee expects to render a decision. If a decision cannot be rendered during the first 30-day extension period, due to matters beyond the control of the Plan, the Administrative Committee will notify the Participant before the expiration of the first 30-day extension period that the period for making the determination is extended for up to an additional 30-day period. Any notice of extension will specify the standards on which entitlement to a benefit is based, the unresolved issues preventing a decision on the claim, and the additional information required to resolve those issues. The Participant will be given 45 days within which to provide the specified additional information.

If such notice is requesting additional information, the notice may also serve as notice of an adverse determination if the notice clearly states that unless the Participant provides the requested information within the prescribed time period, the claim will be denied for failure to provide sufficient information. A combined notice must provide both the information described above and the information subparagraph (c) below. If additional information is required from the Participant, the Administrative Committee has discretion to decide whether to request the information and extend the initial review period as described in this Paragraph or, instead, to deny the claim on the basis that there is not sufficient information to proceed.

(b)

The Participant will have 180 days following the receipt of an adverse determination within which to appeal the decision. The Administrative Committee will notify the Participant, not later than 45 days after the appeal is received, of the Plan’s determination on review. This 45-day period may be extended if the Administrative Committee determines that special circumstances require an extension of time to process the appeal. If an extension is necessary, the Participant will be notified prior to the end of the initial 45-day period. In no event will the extension exceed a period of 45 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination.

(c)

In the case of an adverse determination, the notification will be written in a culturally and linguistically appropriate manner (as defined in DOL Regulation §2560.503-1(o)) to be understood by the Participant and contain the following information:

(1)	the specific reasons for the adverse determination;

(2)	reference to the specific Plan provisions on which the determination is based;

(3)

a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Participant’s claim;

(4)	a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary;

(5)

either (A) the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the adverse determination or (B) a statement that such internal rules, guidelines, protocols, or other similar criterion of the Plan do not exist;

(6)

if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation is available upon request, free of charge;

(7)	a discussion of the decision, including an explanation for disagreeing with or not following

(i)	the views presented by the Participant to the Plan of health care professionals who treated the Participant and vocational professionals who evaluated the Participant,

(ii)

the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, without regard to whether the advice was relied on in making the determination, and

(iii)	any disability determinations regarding the Participant presented by the Participant to the Plan made by the Social Security Administration; and

(8)

a description of any appeal procedures offered by the Plan, the time limits applicable to such procedures, as well as the Participant’s right to bring suit under ERISA § 502(a) following an adverse determination on an appeal.

(d)

Within the 180-day period beginning on the date the Participant receives notice regarding an adverse determination, the Participant or his authorized representative may request that such denial be reviewed, by filing with the Administrative Committee a written request for such review. Review of a Disability determination that has been denied will be conducted by an appropriate named fiduciary who is neither the individual who made the adverse determination that is the subject of the appeal, nor the subordinate of such individual. The review will not afford deference to the initial adverse determination, but will take into account all comments, documents, records, and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the adverse determination was based in whole or in part on a medical judgment, the reviewing fiduciary will consult with an appropriate health care professional who

(1)	was not consulted on the original adverse determination,

(2)	is not subordinate to someone who was consulted on the original adverse determination, and

(3)	has appropriate training and experience in the field of medicine involved in the medical judgment.

(e)

Except as provided in DOL Regulation §2560.503-1(i)(3)(ii), within 45 days from the date the request for review of the adverse determination is received by the Administrative Committee (or, if special circumstances require an extension, within 90 days of that date; provided that an extension notice is furnished to the Participant within the initial 45-day period, which extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review), the reviewing fiduciary will conduct a full and fair review of the Administrative Committee’s decision denying the Participant’s claim and will render its written decision on review to the Participant. If the reviewing fiduciary anticipates denying the Participant’s appeal, whether in whole or in part, based on new or additional evidence or a new or additional rationale, the reviewing fiduciary must provide the Participant with (i) the new or additional evidence considered, relied upon, or generated by or at the direction of the Plan, the insurer, the reviewing fiduciary, or any other person making the benefit determination and/or (ii) the new or additional rationale for the determination. Such information must be provided free of charge and as soon as possible to provide the Participant a reasonable opportunity to review the information and submit a response before the reviewing fiduciary is required to render its decision. The review will take into account all comments, documents, records, and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial determination. If the reviewing fiduciary denies the Participant’s appeal, then the notice of denial of the appeal must be written in a culturally and linguistically appropriate manner (as defined in DOL Regulation 2560.503-1(o)) to be understood by the Participant and contain the following information:

(1)	the specific reasons for the adverse determination;

(2)	reference to the specific Plan provisions on which the determination is based;

(3)

a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Participant’s claim;

(4)

either (A) the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the adverse determination or (B) a statement that such internal rules, guidelines, protocols, or other similar criterion of the Plan do not exist;

(5)

if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation is available upon request, free of charge;

(6)	a discussion of the decision, including an explanation for disagreeing with or not following

(i)	the views presented by the Participant to the Plan, of health care professionals who treated the Participant and vocational professionals who evaluated the Participant,

(ii)

the views and identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, without regard to whether the advice was relied on in making the determination, and

(iii)	any disability determinations regarding the Participant presented by the Participant to the Plan made by the Social Security Administration; and

(7)

a description of the Participant’s right to bring suit under ERISA §502(a) and any contractual limitation period that applies to the Participant’s right to bring such an action, including the calendar date on which the contractual limitation period expires for the claim.

14.04 Limitations on Legal Actions. A Participant must have exhausted all administrative reviews and appeals under the Plan before the Participant has the right to bring an action under ERISA § 502(a) of an adverse determination. No legal action with respect to an adverse determination may be brought by a Participant after the expiration of one year from the time of the adverse determination. The venue for any legal action with respect to an adverse determination must be filed in the Federal jurisdiction applicable to the Employer’s primary place of business. If the Administrative Committee fails to comply with the established claims procedures discussed in Paragraph 14.01 through 14.03 above, the Participant shall be deemed to have exhausted his/her administrative remedies under the Plan; however, in claims for Disability determinations, the administrative remedies shall not be deemed exhausted for de minimis failures by the Administrative Committee that do not cause, and are not likely to cause, prejudice or harm to the Participant so long as the Administrative Committee demonstrates that the violation was for good cause or due to matters beyond the control of the Administrative Committee and that the violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the Participant. A Participant may request an explanation of any failure to adhere to the claims procedures of Paragraph 14.03, and the Administrative Committee shall respond to such request within ten (10) days from such request and if applicable include a specific description of its bases for asserting that a failure should not deem the administrative remedies to have been exhausted.

ARTICLE XV. PARTICIPATION - OTHER EMPLOYERS

15.01 Other Participating Employers. Other companies related to the Employer (as described in Paragraph 15.04) shall be entitled to adopt this Plan. Any such related company who adopts this Plan may do so by resolution adopted by the board of directors, or other governing body, of such related company, or shall be done in accordance with such procedures as may have been established by such related company with respect to the adoption of employee benefit plans by the related company. By so adopting the Plan, the adopting related company shall become a Participating Employer under the Plan and shall thereby agree to be bound by all the terms, provisions, conditions and limitations of the Plan. Such adoption instrument shall be in a form as prescribed by the Administrative Committee and shall indicate the effective date of the adoption of the Plan by the related company.

15.02 Transfer among Employers. In the event a Participant is transferred from one Employer to another Employer, the Participant shall not be considered to have terminated his service for purposes of this Plan.

15.03 Service with Employers. Notwithstanding anything to the contrary contained in this Plan, for purposes of eligibility, participation, and vesting, an employee shall be given credit for hours of service and years of service for periods during which he was employed by a Participating Employer prior to the date such Participating Employer became a Participating Employer.

15.04 Definition of Related Employer. A company shall be considered to be related to the Employer if it is a member of the same controlled group of corporations as provided in Code §1563(a), determined without regard to Code §1563(a)(4) and §1563(e)(3)(C), to which the Employer belongs, or if it is an unincorporated trade or business which is under common control (as determined by regulations under Code §414) with the Employer. For purposes of this Plan any Participating Employer, whether or not such Participating Employer is a “related employer” within the definition provided in this Paragraph 15.04, shall be considered to be a related employer if the adoption of the Plan is approved by the Board of Directors.

ARTICLE XVI. MISCELLANEOUS

16.01 Effect on Employment Status. This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person in the employ of the Employer. No provision of this Plan shall be deemed to give any Participant the right to be retained in the employment of the Employer or to impede the right of the Employer to discharge or otherwise deal with such Participant without regard to the existence of the Plan.

16.02 Assignments. Except as provided in this Paragraph 16.02, the Plan shall not be subject to any form of attachment, garnishment, sequestration, or other actions of collection afforded creditors of the Company, Participants, or Beneficiaries under the Plan and all payments, benefits, and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of Company, Participant, or Beneficiary. Except as provided in Paragraph 16.02, no Participant or Beneficiary shalt have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which she/he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary.

Notwithstanding the foregoing, the Trustee and/or Administrative Committee may:

(a)	Subject to Paragraph 16.03 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(b)	Comply with any federal tax levy made pursuant to Code section 6331.

(c)

Subject to the provisions of Code Section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree, or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(d)	Bring action to recover benefit overpayments.

16.03 Assignments Pursuant to Divorce. Paragraph 16.02 shall not apply to the creation, assignment, or recognition of a right to any plan benefit arising from a Qualified Domestic Relations Order. A Qualified Domestic Relations Order is any judgment, decree or order (including court approval of a property settlement agreement) made pursuant to Arkansas (or any other applicable state) domestic relations law which relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant. The Qualified Domestic Relations Order must clearly specify (a) the name and last known mailing address, if any, of the Participant and each alternate payee covered by the order, (b) the amount or percentage of the Participant’s benefits to be paid to the alternate payee, or the manner in which the amount or percentage is to be determined, (c) the number of payments or period to which such order applies, and (d) each plan to which the order applies. The order shall not require the Plan to increase Plan benefits or to provide any type or form of benefit, or any option, not otherwise provided under the Plan. Notwithstanding anything contained in this Plan to the contrary, the alternative payee of a segregated account created pursuant to a Qualified Domestic Relations Order may request in writing that the Trustee make distribution to the alternate payee at any time subsequent to the date that the segregated account is created pursuant to the Qualified Domestic Relations Order. The distributions to the alternate payee shall be in a manner, period and form as authorized by this Plan.

16.04 Indemnification. The members of the Board of Directors of the Employer and the Administrative Committee and other employees to whom fiduciary responsibility is delegated under the provisions of the Plan (except the Trustees) shall be indemnified by the Employer and Participating Employers for all acts or omissions in connection with their fiduciary responsibilities except for acts or omissions occasioned by their own gross negligence or willful misconduct; and no member of the Administrative Committee shall be liable for the neglect, omissions, or wrongdoing of any other member of his respective committee, or for the neglect, omissions, or wrongdoing of the agents or counsel of his respective Committee, except as provided in ERISA.

ARTICLE XVII. SPECIAL TOP HEAVY RULES

17.01 Contingent Top Heavy Provisions. In the event that this Plan shall ever become “Top Heavy” as defined in Paragraph 17.02 below, then the minimum contribution rules and other limitations set forth below in this Paragraph 17.01 will apply and will overrule and supersede any contrary provisions otherwise set forth in this Plan. The provisions which would become effective as of the first day of the Plan Year for which this Plan becomes Top Heavy are as follows:

(a)	Key Employee Participant shall mean any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the determination date was:

(1)	an officer of the Employer, having an annual Compensation greater than $180,000 (as adjusted under Code §416(i)(1)),

(2)	a 5% or greater owner of the Employer, or

(3)	a 1% or greater owner of the Employer having an annual Compensation from the Employer of more than $150,000.

For this purpose, annual compensation means compensation within the meaning of Code §415(c)(3). The determination of who is a Key-employee will be made in accordance with Code §416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)

Minimum Contribution and Allocation Rule. If the allocation of contributions and forfeitures, if any, including Elective Deferral Contributions, to any Key Employee Participant is equal to or greater than three percent (3%) of such Key Employee Participant’s Compensation for a Plan Year, then the contributions and forfeitures, if any, allocated to all Participants who are employed on the last day of the Plan Year (other than Key Employee Participants) shall amount to three percent (3%) of their respective Compensation. Provided, however, in the event a Participant (other than a Key-Employee Participant) is eligible for a minimum contribution under another defined contribution plan maintained by the Employer, the minimum contribution required under this subparagraph (b) shall be reduced by the contribution received under the other plan.

If the allocation of contributions and forfeitures, if any, including Elective Deferral Contributions, to the Key Employee Participant for whom the contribution percentage is the highest for the Plan Year does not equal or exceed three percent (3%) of such Key Employee Participant’s Compensation for a Plan Year, then the contributions and forfeitures, if any, allocated to any Participants who complete 1,000 Hours of Service during the Plan Year and who are employed on the last day of the Plan Year, other than Key Employee Participants, shall equal the highest percentage allocated to any Key Employee.

The minimum contribution shall be made from the Stock Bonus Contribution.

(c)

Minimum Service. All Participants who have not terminated from employment as of the allocation date shall receive a minimum contribution and allocation regardless of whether they have completed 1,000 Hours of Service during the Plan Year. The last day of the Plan Year shall be the allocation date.

(d)	Vesting. The following vesting schedule shall apply for any Plan Year for which the Plan is deemed to be Top Heavy:

Percent Vested	Years of Service
0%	Less than 2
25%	2
50%	3
75%	4
100%	5

(e)

If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan’s Top Heavy status, such shift is an amendment to the vesting schedule and the election in Paragraph 13.05 of the Plan applies. Further, no reduction in vested benefits may occur in the event the Plan’s status as Top Heavy changes for any Plan Year. However, this subparagraph (d) does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy and such Employee’s account balance attributable to Employer contributions and forfeitures will be determined without regard to this subparagraph (d).

(f)	Non Key Employee is any Employee who is not a Key Employee. Non Key Employees include Employees who are former Key Employees.

(g)	Compensation. For any year in which the Plan is determined to be Top Heavy, Compensation shall be determined as defined in Paragraph 6.06 of the Plan.

17.02 “Top Heavy” Plan Defined. The Plan or required aggregation group of plans will be considered Top Heavy if the sum of the present value of the cumulative accrued benefits and account balances for Key Employee Participants (as defined in Paragraph 17.01 above) is more than sixty (60) percent of the sum of the present value of cumulative accrued benefits and account balances of all employees, excluding former Key Employee Participants. In all cases, the present value of cumulative accrued benefits and account balances include distributions made during the one (1) year period ending on the Top Heavy determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A). In the case of any distributions made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period”. If any individual has not performed any service for the Employer at any time during such one (1) year period, then any accrued benefit or account balance for such individual shall not be taken into account.

Account balances do not include deductible employee contributions nor rollover contributions as described in Code §402 (or similar transfers) unless such rollover contribution was accepted prior to January 1, 1984, or was made incident to a merger or consolidation of two or more plans or the division of a single plan into two or more plans. Rollover contributions (or transfers) between plans of the same Employer are to be included for purposes of the Top Heavy determination. The accrued benefit of an Employee other than a Key Employee Participant shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any affiliated Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code §411(b)(1)(C). The determination of whether the Plan is Top Heavy is to be made, including the valuation of Plan Assets, on the last day of the Plan Year immediately preceding the Plan Year for which the determination is to be made, or, in the case of the first Plan Year, the last day of such year. Employer contributions which are allocated as of the determination date will be included in the valuation. All Employers that are affiliated under Code §414(b), (c) and (m) must be taken into account as a single Employer. The required aggregation group of plans of the Employer includes each plan of the Employer in which a Key Employee Participant participates. In addition, each other plan of the Employer which enables any plan in which a Key Employee Participant participates to meet the requirements of Code §§401(a)(4) or 410 is part of the required aggregation group of plans. The Employer may treat any plan not required to be included in the required aggregation group as being part of such group if such group would continue to meet the requirements of Code §§401(a)(4) and 410 with such plan being taken into account. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

ARTICLE XVIII. PORTABILITY OF BENEFITS

18.01 Portability of Benefits Permitted. It shall be the policy of this Plan to permit the transfer of vested benefits to and from the Trust, provided the transfer will not jeopardize the tax exempt or qualified status of the Plan and meet the requirements of this Article XVIII.

18.02 Transfer of Benefits to Trust. An employee may rollover or direct that his benefits be transferred to the Trust maintained under this Plan from another qualified employee benefit plan described in Code §401(a), §403(a), from an annuity contract described in Code §403(b) (excluding after-tax employee contributions), from an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from a individual retirement account or annuity described in Code §§408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. The Trustee shall credit any rolled over or transferred benefit directly to a separate Rollover Account for the Participant. The Participant shall always be 100% vested in this rolled over or transferred Rollover Account. The account shall be held, invested and administered in accordance with the terms and conditions of this Plan and Trust Agreement in the same manner as Employer contributions. Notwithstanding anything to the contrary in this Paragraph, no transfer of assets to the Trust shall be allowed from any plan which is required by Code §401(a)(11) to provide a Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity as a form of benefit payment.

18.03 Portability Rules. A Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee as a Direct Rollover. For these purposes, the following definitions shall apply:

(a)	Direct Rollover means a direct Rollover, which is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b)

Distributee means an individual receiving a distribution including an employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code §414(p), are Distributees with regard to the interest of the Spouse or former Spouse. For distributions after December 31, 2006, a Distributee includes the Employee’s or former Employee’s Non-Spouse Designated Beneficiary, in which case, the distribution can only be transferred to an individual retirement account or annuity described in Code §408(a) or (b) (an “IRA”) or a Roth individual retirement account or annuity described in Code §408A (a “Roth IRA”) a traditional or Roth IRA, established on behalf of the Non-Spouse Designated Beneficiary for the purpose of receiving the distribution.

(c)

Eligible Retirement Plan means an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a) or a qualified plan described in Code §401(a) that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Code §403(b), an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p).

(d)	Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee except that an Eligible Rollover Distribution does not include:

(1)

Any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)	Any distribution to the extent such distribution is required under Code §401(a)(9) relating to the minimum distribution requirements;

(3)

The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities described in Code §402(e)(4));

(4)	Any hardship distribution(s) under Code §401(k)(2)(B)(i)(iv);

(5)

Any other amounts, including certain corrective payments that return Code §401(k) elective deferrals or which correct excess distributions, excess deferrals or excess aggregate contributions, certain loans which are treated as deemed distributions under Code §72(p) and any other amounts as specified under the applicable regulations issued under Code §402 or as designated by the Internal Revenue Service; and

(6)	Any other distribution(s) that is reasonably expected to total less than $200 per year.

(7)

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

An Eligible Rollover Distribution may be transferred to a Roth IRA, provided the conversion rules of Code §408A(d)(3) are satisfied. An Eligible Rollover Distribution containing after-tax amounts (and earnings thereon) may be directly rolled over to another qualified plan or a §403(b) plan, if the plan receiving the distribution provides for separate accounting for the portion of the distribution that is includible in gross income and the portion of the distribution that is not includible in gross income. Notwithstanding the foregoing, any portion of an Eligible Rollover Distribution containing Roth Elective Deferral Contributions may only be directly rolled over to another Eligible Retirement Plan if the plan receiving the distributions is described in Code §402A(e)(1) or a Roth IRA and only to the extent the rollover is permitted under Code §402(c).

18.04 Rollover By A Non-Spouse Beneficiary. The Administrative Committee may instruct the Trustee to make a direct trustee-to-trustee transfer of assets in cash or in kind to an individual retirement plan described in Code §408(a) or (b) (an “IRA”) that is established for the purpose of receiving the distribution on behalf of a designated beneficiary as set forth in Code §401(a)(9)(E), who is a non-spouse beneficiary (the “Non-Spouse Beneficiary”) as long as the following requirements are met:

(a)

Any direct rollover of a distribution to a Non-Spouse Beneficiary must satisfy all the requirements to be an Eligible Rollover Distribution, other than the requirement that the distribution be made to the Participant or the Participant’s Spouse;

(b)

The direct rollover to an IRA established on behalf of the Non-Spouse Beneficiary will be treated as an inherited IRA pursuant to the provisions of Code §402(c)(11) and subject to the required minimum distribution requirements of Code §401(a)(9)(B) and the regulations thereunder;

(c)	Any amount payable to the Non-Spouse Beneficiary that is deemed to be a required minimum distribution may not be transferred into such IRA; and

(d)	The direct rollover must be made in accordance with Code §402(c)(11), any regulations issued thereunder, IRS Notice 2007-7 and any other subsequent applicable guidance issued by the IRS.

The required minimum distribution which is not allowed for direct rollover pursuant to this Paragraph 18.04 shall be determined in accordance with Paragraph 7.10.

ARTICLE XIX. INTERPRETATION AND CONSTRUCTION

19.01 Construction of Plan Provisions. This Plan and Trust is established with the intent that it shall qualify under Code §401, and with respect to the ESOP Accounts, specifically as an Employee Stock Ownership Plan as defined in Code §4975(e)(7). Accordingly, all terms and provisions contained herein shall be interpreted, wherever possible, so as to be in compliance with the requirements for qualification under the Code.

19.02 Uniform Application of Plan. Wherever under the provisions of this Plan and Trust Agreement discretion is granted to the Trustee, the Employer, the Board of Directors, or the Administrative Committee, which shall affect the benefits, rights, and privileges of Participants under this Plan, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.

19.03 Severability of Plan Provisions. This Plan and Trust shall be construed, administered and enforced in accordance with the laws of the State of Arkansas and any federal legislation. In the event any provisions of this Plan and Trust shall be held illegal or invalid for any reason, or shall cause the Plan and Trust not to qualify under Code §401 or, where applicable, an employee stock ownership plan under Code §4975(e)(7) and the regulations issued thereunder, said illegality or invalidity shall not affect the remaining provisions of this Plan and Trust, but shall be fully severable and this Plan and Trust shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

19.04 Interpretation of Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.

ARTICLE XX. NON-ESOP PORTION OF THE PLAN

20.01 Non-ESOP Portion. Assets held under the Plan in accordance with this Article are held under a portion of the Plan that is not an ESOP, within the meaning of Code §4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the “Non-ESOP portion”) shall be held in accounts that are separate from the accounts for the amounts held in the remainder of the Plan (the “ESOP portion”). The statements provided to Participants and Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Article, all of the terms of the Plan apply to any amount held under the Non-ESOP portion of the Plan in the same manner and to the same extent as to any other amount held under the Plan.

20.02 Transfers from ESOP to Non-ESOP Portion of Plan.

(a)

In the case of any event that the Administrative Committee determines would cause a Nonallocation Year (as defined in Paragraph 6.11 of the Plan) to occur (referred herein as a “nonallocation event”), shares of Employer Stock held under the Plan before the date of the non allocation event, shall be transferred from the ESOP portion of the Plan to the Non-ESOP portion of the Plan as provided in this subparagraph (a). Actions that may cause a nonallocation event, include, but are not limited to, a contribution to the Plan in the form of shares of Employer Stock, a distribution from the Plan in the form of shares of Employer Stock, a change of investment within a Plan account of a Disqualified Person (as defined in Paragraph 6.11(b) of the Plan) that alters the number of shares of Employer Stock held in the account of the Disqualified Person, or the issuance by the Employer of Synthetic Equity as defined by Code §409(p)(6)(C) and Treasury Regulation §1.409(p)-1(f). A nonallocation event occurs only if (i) the total number of shares of Employer Stock that, held in the ESOP account of those Participants who are or who would be Disqualified Persons after taking into account the Participant’s Synthetic Equity and the nonallocation event, exceeds (ii) 49.9% of the total number of shares of Employer Stock outstanding after taking the nonallocation event into account (causing a Nonallocation Year to occur as described in Paragraph 6.11 of the Plan). No transfer under this Article shall be greater than the excess, if any, of (i) over (ii). Before the nonallocation event occurs, the Administrative Committee shall determine the extent to which a transfer is required to be made and shall take steps to ensure that all action necessary to implement the transfer are taken before the nonallocation event occurs.

(b)

(1)

Except as provided for in (b)(2) below, at the date of the transfer, the total number of shares transferred, as provided for in (a), shall be charged against the ESOP Accounts of Participants who are Disqualified Persons (i) by first reducing the ESOP Accounts of the Participant who is a Disqualified Person whose ESOP Accounts have the largest number of shares (with the addition of Synthetic Equity shares) and (ii) thereafter by reducing the ESOP Accounts of each succeeding Participant who is a Disqualified Person who has the largest number of shares in his or her ESOP Accounts (with the addition of Synthetic Equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant’s ESOP Accounts in the ESOP portion of the Plan shall be credited to the applicable General Investment Account.

(2)

Notwithstanding (b)(1) above, the number of shares transferred shall be charged against the ESOP Accounts of Participants who are Disqualified Persons by first reducing the ESOP Account of the Participant with the fewest shares (including Synthetic Equity) who is a Disqualified Person and who is a Highly Compensated Employee to cause the Participant not to be a Disqualified Person, and thereafter reducing the account of each other Participant who is a Disqualified Person and a Highly Compensated Employee, in order of who has the fewest ESOP shares (including synthetic equity). A transfer under this (b)(2) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under (b)(1).

(c)

(1)	If two or more Participants described in (b) have the same number of shares, the ESOP Accounts of the Participant with the longest service shall be reduced first.

(2)	Beneficiaries of the Plan are treated as Plan Participants for purposes of this Article.

20.03 Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under section 512(e) of the Internal Revenue Code with respect to shares of Employer Stock held in the Non-ESOP portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP portion of the Plan in proportion to the ratio of the shares of Employer Stock in such Participant’s or Beneficiary’s Account in the non-ESOP portion of the Plan to the total shares of Employer Stock in the non-ESOP portion of the Plan. The Employer shall purchase shares of Employer Stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such ESOP Account to the extent necessary for the Trustee to make the income tax payments.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed this 31st day of January, 2019.

HOME BANCSHARES, INC.

By:	/s/ Brian S. Davis
Brian Davis, CFO

EXHIBIT A

HOME BANCSHARES, INC., 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

PARTICIPATING EMPLOYERS

Centennial Bank

Centennial Insurance Agency, Inc.

Cook Insurance Agency, Inc.